As filed with the Securities and Exchange Commission on September 10, 2024
Registration No. 333-276216

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM F-1
ON
FORM F-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

METALS ACQUISITION LIMITED
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Jersey, Channel Islands (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)
Michael James McMullen
3rd Floor, 44 Esplanade,
St. Helier, Jersey, JE4 9WG
+44 1534 514 000
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Ave., Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address and telephone number of agent for service)

Copies to:
Ryan J. Dzierniejko
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
(212) 735-3000
Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company   ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
This Post-Effective Amendment No. 5 (“Post-Effective Amendment No. 5”) to the Registration Statement on Form F-1 (File No. 333-276216) (the “Registration Statement”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on January 18, 2024, is being filed to (i) convert the Registration Statement into a registration statement on Form F-3, (ii) withdraw and remove from registration certain securities that were previously registered that are no longer outstanding as described below and (iii) update the Registration Statement to incorporate by reference Amendment No. 1 to the Annual Report on Form 20-F of Metals Acquisition Limited for the fiscal year ended December 31, 2023, filed with the SEC on September 9, 2024.
The Company has terminated all offerings of 8,838,260 Public Warrants and 6,535,304 Private Warrants registered for resale pursuant to the Registration Statement in connection with the redemption by the Company on June 6, 2024, of the Public Warrants and Private Warrants in accordance with their terms (the “Redemption”). In connection with the Redemption, the New York Stock Exchange (“NYSE”) filed a Form 25 to delist the Company’s Public Warrants on June 5, 2024, which became effective on June 15, 2024. The Registration Statement is hereby amended to remove and withdraw from registration all of such Public Warrants and Private Warrants previously registered on the Registration Statement that are no longer outstanding.
Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement at effectiveness was deemed a combined prospectus which also related to transactions registered on the Registrant’s Registration Statement on Form F-1 (File No. 333-273088), which was declared effective by the SEC on August 22, 2023 (as amended, the “Prior Form F-1”) and the Registrant’s Registration Statement on Form F-4 (File No. 333-269007), which was declared effective by the SEC on May 11, 2023 (as amended, the “Prior Form F-4,” and together with Prior Form F-1, the “Prior Registration Statements”). Pursuant to Rule 429 under the Securities Act, the Registration Statement constituted post-effective amendment No. 1 to the Prior Form F-1 and post-effective amendment No. 1 to the Prior Form F-4.
Pursuant to Rule 429 under the Securities Act, this Post-Effective Amendment No. 5 constitutes post-effective amendment No. 6 to the Prior Form F-1 and post-effective amendment No. 6 to the Prior Form F-4, and such post-effective amendments to the Prior Registration Statements shall hereafter become effective concurrently with the effectiveness of this Post-effective Amendment No. 5 in accordance with Section 8(c) of the Securities Act.
No additional securities are being registered by this Post-Effective Amendment No. 5.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission, or “SEC,” is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2024
PRELIMINARY PROSPECTUS
Metals Acquisition Limited
55,640,065 ORDINARY SHARES
This prospectus relates to the following: the offer and resale, from time to time, by the selling securityholders named herein (the “Selling Securityholders”), or their pledgees, donees, transferees, or other successors in interest, of up to an aggregate of 55,640,065 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) issued to certain Selling Securityholders in connection with the Business Combination (as defined herein), consisting of: (a) up to 10,000,000 Ordinary Shares issued as part of the consideration in the Business Combination valued at $10.00 per share, (b) up to 5,640,362 Ordinary Shares distributed to the members of the Sponsor, originally issued to the Sponsor for an aggregate purchase price of approximately $0.004 per share, (c) up to 2,500,000 Ordinary Shares issued to Osisko Bermuda Limited pursuant to a subscription agreement (the “Copper Stream Subscription Agreement”) at $10.00 per share, (d) (x) up to 1,500,000 Ordinary Shares issued to Sprott Private Resource Lending II (“Sprott”) pursuant to a subscription agreement (the “Sprott Subscription Agreement”) at $10.00 per share in connection with the Mezz Facility (as defined herein) and (y) up to 3,187,500 Ordinary Shares issuable upon exercise of 3,187,500 warrants held by Sprott originally issued in connection with the Mezz Facility and Sprott Subscription Agreement, which are exercisable at a price per share of $12.50 (the “Financing Warrants”), (e) up to 1,500,000 Ordinary Shares issued to Osisko Bermuda Limited pursuant to a subscription agreement (the “Silver Stream Subscription Agreement”) at $10.00 per share, (f) up to 9,451,747 Ordinary Shares issued to certain Selling Securityholders under the Initial PIPE Financing (as defined herein) consummated in connection with the Business Combination at $10.00 per share, (g) up to 4,500,000 Ordinary Shares issued to BlackRock Funds in connection with the Initial PIPE Financing at $10.00 per share (plus 315,000 Founder Shares which the Sponsor transferred in connection therewith), (h) up to 2,000,000 Ordinary Shares issued to Sailing Stone Funds in connection with the Initial PIPE Financing at $10.00 per share (plus 90,000 Founder Shares which the Sponsor transferred in connection therewith), (i) up to 2,000,000 Ordinary Shares issued to BEP Special Situations VI LLC in connection with the Initial PIPE Financing at $10.00 per share (plus 83,333 Founder Shares which the Sponsor transferred in connection therewith), (j) (x) up to 5,000,000 Ordinary Shares issued to Fourth Sail Funds in connection with the Initial PIPE Financing at $10.00 per share (plus 500,000 Founder Shares which the Sponsor transferred in connection therewith) and (z) up to 500,000 Ordinary Shares issuable upon exercise of 500,000 Private Warrants (as defined herein) (which the Sponsor transferred in connection with the Initial PIPE Financing), (k) up to 6,035,304 Ordinary Shares issuable upon the exercise of 6,035,304 outstanding private placement warrants, which have been distributed to members of the Sponsor, originally issued in a private placement in connection with the initial public offering of Metals Acquisition Corp (“MAC”) at a price of $1.50 per warrant, which are exercisable at a price per share of $11.50 (the “Private Warrants”), and (l) up to 836,819 Ordinary Shares issued to certain Selling Securityholders under the October PIPE Financing (as defined herein) at $11.00 per share. The market price of our Ordinary Shares could decline if the Selling Securityholders sell a significant portion of our Ordinary Shares or are perceived by the market as intending to sell them.
We are registering the offer and resale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may offer and sell these securities directly to purchasers, through agents in ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act.
We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Securityholders pursuant to this prospectus. However, we could receive up to an aggregate of $39,843,750 from the exercise of the Financing Warrants, assuming the exercise in full of such Financing Warrants for cash. We believe the likelihood that the warrant holder will exercise their Financing Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $12.50 per share, we believe the holder of Financing Warrants will be less likely to exercise their Financing Warrants. On September 9, 2024, the closing price of our Ordinary Shares on the NYSE was $10.56 per share. In the event the market price of our Ordinary Shares is below the exercise price of our Financing Warrants, we are unlikely to receive any proceeds from the exercise of our Financing Warrants in the near future, if at all. See “Use of Proceeds.”
Given the significant number of our Ordinary Shares that were redeemed in connection with the Business Combination, the number of Ordinary Shares that the Selling Securityholders can sell into the public markets pursuant to this prospectus exceeds our current free float. As a result, significant near-term resales of our Ordinary Shares pursuant to this prospectus could have a significant, negative impact on the trading price of our Ordinary Shares since the number of Ordinary Shares that can be resold pursuant to this prospectus would constitute a considerable increase to our current free float. This impact may be heightened by the fact that, as described above, certain of the Selling Securityholders purchased shares of our Ordinary Shares at prices that are below the current trading price of our Ordinary Shares. The 55,640,065 Ordinary Shares registered for resale represent approximately 75.1% of the shares of our Ordinary Shares outstanding as of June 20, 2024.
We will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.
Our Ordinary Shares are listed on NYSE under the trading symbol “MTAL.” On September 9, 2024, the closing price for our Ordinary Shares on NYSE was $10.56 per share.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, any amendments or supplements and any documents incorporated by reference in this prospectus carefully before you make your investment decision.
We are an “emerging growth company” and a “foreign private issuer” as those terms are defined under the U.S. federal securities laws and, as such, are subject to certain reduced public company disclosure and reporting requirements. See “Our Company—Emerging Growth Company” and “Our Company—Foreign Private Issuer.”
Investing in our securities involves a high degree of risk. See the risks described under “Risk Factors” beginning on page 5 of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
PROSPECTUS DATED            , 2024

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus, in any supplement or in the documents incorporated by reference into this prospectus is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.
Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. We believe the likelihood that warrant holders will exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $12.50 per share, we believe the holders of Financing Warrants will be less likely to exercise their Financing Warrants. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find Additional Information.” You should rely only on information contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any accompanying prospectus supplement and any related free writing prospectus. Unless otherwise stated, the information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.
The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, to or through underwriters or dealers, or through any other means described in “Plan of Distribution.” A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities.
References to “A$” or “AU$” in this prospectus refer to the Australian dollar, the official currency of Australia, and references to “U.S. dollars,” “US$” and “$” in this prospectus are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100%. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.
Throughout this prospectus, unless otherwise designated or the context otherwise requires, the terms “we,” “us,” “our,” “MAL,” “the Company” and “our company” refer to Metals Acquisition Limited and its subsidiaries. References to “CMPL” mean Cobar Management Pty. Limited.
This document does not constitute a prospectus for the purposes of the Companies (Jersey) Law 1991, as amended and the consent of the Registrar of Companies in Jersey to the circulation of this document is therefore not required.

FORWARD-LOOKING STATEMENTS
This prospectus (including the documents incorporated by reference herein) and any accompanying prospectus supplement contain a number of forward-looking statements that involve substantial risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, results of operations, business strategy and plans and objectives of management for future operations, are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are also forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “predict,” “potential,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.
Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the Company.
The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The Company has previously disclosed risks factors in its SEC reports, including those set forth in its annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on March 28, 2024 (the “Annual Report”), which is incorporated by reference into this prospectus, and in its filings made with the ASX. These risk factors and those identified elsewhere in this prospectus include, but are not limited to:
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the effect of any future pandemic;

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the benefits of the Business Combination;

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expansion plans and opportunities;

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our public securities’ potential liquidity and trading;

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the lack of a market for our securities;

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our financial performance;

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adverse variances in the actual resources, reserves and life-of-mine inventories at CMPL from those contained in the Technical Report;

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adverse operating conditions and geotechnical risks applicable to our operations;

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our substantial capital expenditure requirements;

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our inability to effectively manage growth;

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the ability to maintain the listing of our Ordinary Shares on the NYSE, and our CDIs on the ASX;

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our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

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the risks associated with cyclical demand for our products and vulnerability to industry downturns and regional, national or global downturns;

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fluctuations in our revenue and operating results;

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fluctuations and volatility in commodity prices and foreign exchange rates;

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unfavorable conditions or further disruptions in the capital and credit markets and our ability to obtain additional capital on commercially reasonable terms;

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competition from existing and new competitors;

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our ability to integrate any businesses we acquire;

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our dependence on third-party contractors to provide various services;

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compliance with and liabilities related to environmental, health and safety laws, regulations and other regulations, including those related to climate change, including changes to such laws, regulations and other requirements;

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climate change;

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changes in U.S., Australian or other foreign tax laws;

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increases in costs, disruption of supply, or shortages of materials;

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general economic or political conditions; and

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other factors detailed under the section entitled “Risk Factors” herein.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus (including the documents incorporated by reference herein). We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which will be accessible at www.sec.gov, and which you are advised to consult.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires in this document:
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“A&R Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement we entered into with the Sponsor, Glencore and certain owners of equity interests in MAC concurrently with the Closing, pursuant to which that certain Registration Rights Agreement, dated as of July 28, 2021, was amended and restated in its entirety, as of the Closing.

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“Articles” means our amended and restated memorandum and articles of association.

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“ASX” means the Australian Securities Exchange operated by ASX Limited.

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“ASX Listing Rules” mean the Listing Rules of ASX as amended from time to time.

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“Board” means the board of directors of the Company.

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“Business Combination” means the Merger and the other transactions contemplated by the Share Sale Agreement, collectively.

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“CDI” means CHESS depository interests (one CDI being equivalent to one Ordinary Share).

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“CHESS” means the Clearing House Electronic Sub-register System operated by ASX Settlement in accordance with the Corporations Act.

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“Citi Debt” means Citibank, N.A., Sydney Branch.

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“Closing” means the consummation of the Business Combination on June 15, 2023, including the transactions contemplated by the Share Sale Agreement.

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“CMPL” means Cobar Management Pty. Limited.

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“Code” means the U.S. Internal Revenue Code of 1986, as amended.

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“Copper Stream” means the copper purchase agreement, dated March 20, 2023, entered into by and among MAC-Sub, MAC and us in connection with the Redemptions Backstop Facility.

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“Corporations Act” means the Corporations Act 2001 (Cth), as amended.

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“CSA Copper Mine” means the Cornish, Scottish and Australian underground copper mine near Cobar, New South Wales, Australia.

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“DSU Plan” means the 2023 Non-Employee Directors Deferred Unit Plan.

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“ESPP” means the 2023 Employee Stock Purchase Plan.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Financing Warrants” means the warrants to purchase Ordinary Shares issued to Sprott under the Mezz Facility.

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“Founder Shares” means the MAC Class B Ordinary Shares.

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“GIAG” means Glencore International AG.

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“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board.

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“Incentive Plan” means the 2023 Long-Term Incentive Plan.

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“Indicated Mineral Resources” means that part of a Mineral Resource for which quantity, grade (or quality), densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of Modifying Factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. The nature, quality, amount and distribution of data are such as to allow confident interpretation of the geological framework and to assume continuity of mineralization. An Indicated Mineral Resource may be converted to a probable Ore Reserve.

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“Inferred Mineral Resources” means that part of a Mineral Resource for which quantity and grade (or quality), are estimated on the basis of limited geological evidence and sampling. Geological evidence

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is sufficient to imply, but not to verify, geological and grade (or quality) continuity. It is based on exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes. Confidence in the estimate of Inferred Mineral Resources is not sufficient to allow the application of technical and economic parameters to be used for detailed planning studies. An Inferred Mineral Resource must not be converted to an Ore Reserve. While it is reasonably expected that the majority of an Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with further drilling or exploration data, there is no certainty that this will be the case.
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“Initial PIPE Financing” means the private placement of Ordinary Shares to fund a portion of the consideration for the Business Combination.

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“initial shareholders” means certain of MAC’s officers and directors that are principals of the Sponsor and which indirectly held the Founder Shares through their holdings of Class B units in the Sponsor, which entitled them to an equivalent number of Ordinary Shares upon distribution.

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“IPO” means MAC’s initial public offering of units, consummated on August 2, 2021.

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“Jersey Companies Law” means the Companies (Jersey) Law 1991, as amended.

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“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

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“JORC Code” means the Australasian Joint Ore Reserve Committee Code, 2012 edition.

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“LME” means the London Metal Exchange.

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“MAC Class A Ordinary Shares” means MAC’s Class A ordinary shares, par value $0.0001 per share.

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“MAC Class B Ordinary Shares” means MAC’s Class B ordinary shares, par value $0.0001 per share.

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“MAC-Sub” means Metals Acquisition Corp. (Australia) Pty Ltd.

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“management” means the officers of the Company.

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“Material” means all copper concentrate produced by the CSA Copper Mine that is derived from minerals within the mining tenements, produced by the operations or produced or derived from any ore, minerals or concentrates which are inputted to and/or processed through the plant (including any ore, minerals or concentrate produced or derived from any mining lease that is not the mining tenements) or as further set out in Clause 4 of the Offtake Agreement.

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“Measured Mineral Resources” means that part of a Mineral Resource for which quantity, grade (or quality), densities, shape and physical characteristics are estimated with confidence sufficient to allow the application of Modifying Factors to support detailed mine planning and final evaluation of the economic viability of the deposit. The nature, quality, amount and distribution of data are such as to leave no reasonable doubt that the tonnage and grade of mineralization can be estimated to within close limits and that any variations from the estimate would be unlikely to significantly affect potential economic viability. A Measured Mineral Resource may be converted to a proven Ore Reserve (or to a probable Ore Reserve where circumstances other than geological confidence suggest that a lower confidence level is appropriate).

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“Merger” means the merger of MAC with and into the Company, with the Company continuing as the surviving company pursuant to the plan of merger.

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“Metals Acquisition Limited,” “we,” “us,” “our,” “MAL,” “the Company” or “our company” means Metals Acquisition Limited and its subsidiaries.

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“Mezz Facility” means the US$135 million mezzanine debt facility provided by Sprott to MAC-Sub.

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“Mineral Resource” means a concentration or occurrence of solid material of economic interest in or on the Earth’s crust in such a form, grade (or quality) and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade (or quality), continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling. Mineral Resources are sub-divided, in order of increasing geological confidence, into Inferred, Indicated and Measured categories.
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“Modifying Factors” has the meaning given to it in the JORC Code.

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“mt” means metric ton.

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“NSW” means New South Wales, Australia.

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“NYSE” means The New York Stock Exchange.

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“October PIPE Financing” means the private placement of Ordinary Shares made on October 13, 2023, in accordance with the terms of the Subscription Agreements.

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“October PIPE Investors” means the investors that participated in the October PIPE Financing, collectively.

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“Offtake Agreement” means a life-of-mine offtake obligation committing us to sell to GIAG all Material, and committing GIAG to buy all Material.

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“Ordinary Shares” means our ordinary shares, par value $0.0001 per share, and having the rights and being subject to the restrictions specified in the Articles.

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“Ore Reserve” means the economically mineable part of a Measured and/or Indicated Mineral Resource. It includes diluting materials and allowances for losses which may occur when the material is mined or extracted and is defined by studies at pre-feasibility or feasibility level that include application of Modifying Factors. Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified.

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“PCAOB” means the Public Company Accounting Oversight Board.

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“Private Warrants” means the 6,535,304 private placement warrants issued by the Company in exchange for MAC private placement warrants originally issued in a private placement in connection with MAC’s IPO at a price of $1.50 per warrant, which are exercisable at a price per share of $11.50.

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“public shares” means MAC Class A Ordinary Shares included in the units sold by MAC in its IPO.

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“Public Warrants” means the warrants included in the units sold in MAC’s IPO, each of which was exercisable for one MAC Class A Ordinary Share, in accordance with its terms.

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“redemption” means the redemption of public shares for cash pursuant to the Articles.

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“Redemptions Backstop Facility” means the up to US$100 million backstop facility provided by Osisko, US$75 million Copper Stream and US$25 million equity subscription following completion of redemptions on a pro-rata basis between the Copper Stream and equity subscription.

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“registrable securities” means, collectively, (a) the Founder Shares, (b) the private placement warrants (including any Ordinary Shares issued or issuable upon the exercise of the private placement warrants), (c) any outstanding Ordinary Shares or any other equity security (including the Ordinary Shares issued or issuable upon the exercise of any other equity security) of the Company held by a party to the A&R Registration Rights Agreement, (d) any equity securities (including the Ordinary Shares issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a party to the A&R Registration Rights Agreement (including the Working Capital Warrants and any Ordinary Shares issued or issuable upon the exercise of the Working Capital Warrants) and  any other equity security of the Company issued or issuable with respect to any such Ordinary Share by way of a share capitalization or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.

•
“Royalty Area” means the area within the boundaries of the Tenements, meaning (a) the mining and exploration tenements (being the leases, licenses, claims, permits, and other authorities) and mining and exploration tenement applications listed in Schedule 1 to the Royalty Deed (whether registered or applied for) in each case as may be renewed, extended, substituted, replaced (including where an exploration license is replaced by a mining or other tenement with production rights) or consolidated; and (b) any other mining tenement, lease, license, claim, permit or authority applied for or granted wholly or partly in respect of the whole or any part of the area which is the subject, as at the effective date, of any of the mining or exploration tenements listed in Schedule 1 to the Royalty Deed that is at any time held, or an interest in which is at any time held, by the Grantor (as defined therein) or any of its Related Bodies Corporate (as defined therein) at the date on which the completion of the sale and purchase of the Shares in accordance with clause 8 of the Share Sale Agreement.
•
“Royalty Deed” means the deed between the Company, Glencore and CMPL, under which CMPL is required, on a quarterly basis, to pay to Glencore a royalty equal to 1.5% of Net Smelter Returns (as defined in the Royalty Deed) and grant security interests created as a result of the Royalty Deed. Net Smelter Returns are equal to the gross revenue minus permitted deductions for all marketable and metal-bearing copper material, in whatever form or state, that is mined, produced, extracted or otherwise recovered from the Royalty Area. Glencore has the right to transfer its interest in the Royalty Deed (subject to limited restrictions, and subject to a right of last refusal granted to CMPL) and the security created as a result of the Royalty Deed.

•
“SEC” means the U.S. Securities and Exchange Commission.

•
“Securities Act” means the Securities Act of 1933, as amended.

•
“Senior Facilities” means the senior secured debt facility that MAC-Sub can draw down on for various purposes provided for in the SFA as part of the Debt Facilities.

•
“Senior Lenders” means Citi Debt, Bank of Montreal, Harris Bank, N.A., National Bank of Canada and The Bank of Nova Scotia, Australian Branch, collectively.

•
“SFA” means the syndicated facilities agreement, dated as of February 28, 2023, by and between MAC-Sub and the Senior Lenders, which sets forth the terms of the Senior Facilities.

•
“Share Sale Agreement” means the Share Sale Agreement, entered into on March 17, 2022, by and among the Company, MAC, MAC-Sub and Glencore, as amended by the Deed of Consent and Covenant, dated as of November 22, 2022, as supplemented by the CMPL Share Sale Agreement Side Letter, dated as of April 21, 2023, as supplemented by the CMPL Share Sale Agreement Side Letter, dated May 31, 2023, and as further supplemented by the CMPL Share Sale Agreement Side Letter, dated June 2, 2023, as may be amended, supplemented, or otherwise modified from time to time.

•
“Silver Stream” means the US$75 million silver purchase agreement, dated March 20, 2023, entered into by and among MAC-Sub, MAC, the Company and Osisko.

•
“Sponsor” means Green Mountain Metals LLC, a Cayman Islands limited liability company.

•
“Sponsor Letter Agreement” means the letter agreement, dated as of July 28, 2021, by and among Sponsor, the initial shareholders and MAC, pursuant to which the parties agreed to vote all of their Founder Shares in favor of the Business Combination and related transactions and to take certain other actions in support of the Share Sale Agreement and related transactions.

•
“Subscription Agreements” means the subscription agreements entered into by the Company and each of the October PIPE Investors in connection with the October PIPE Financing.

•
“Technical Report” means an independent technical review and independent technical report summary prepared in accordance with SEC Regulation S-K Technical Report Summary requirements.

•
“Trust Account” means the Trust Account that held a portion of the proceeds of the IPO and the concurrent sale of the private placement warrants.

•
“U.S. dollars,” “US$” or “$” means United States dollars, the legal currency of the United States.

•
“VWAP” means volume-weighted average price.

•
“Warrants” means the Public Warrants, Private Warrants and Financing Warrants.

INFORMATION INCORPORATED BY REFERENCE
This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:
•
our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024, as amended by the amendment on Form 20-F/A, filed with the SEC on September 9, 2024;

•
our current reports on Form 6-K furnished to the SEC on April 29, 2024 and May 1, 2024;

•
the Technical Report Summary — CSA Copper Mine — New South Wales — Australia, effective as of April 22, 2024, by Behre Dolbear Australia Minerals Industry Consultants and other qualified persons, filed with the SEC on April 26, 2024 as Exhibit 96.1 to Post-Effective Amendment No. 2 to the Registration Statement on Form F-1 (Registration No. 333-276216); and

•
the description of our Ordinary Shares and warrants to purchase Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on June 15, 2023, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or “the Exchange Act,” (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the completion or termination of this offering, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus after the date hereof and prior to the completion or termination of the offering of securities under this prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date.
Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available free of charge on our website at www.metalsacquisition.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Metals Acquisition Limited
3rd Floor, 44 Esplanade
St. Helier, Jersey JE4 9WG
Tel: +44 1534 514 000
Attention: Investor Relations Department
You should rely only on the information that we incorporate by reference or provide in this prospectus or any accompanying prospectus supplement.

OUR COMPANY
Overview
We operate the CSA Copper Mine, which is located less than 1,000 kilometers west-northwest of Sydney near the town of Cobar in western New South Wales, Australia. Sealed highways and public roads provide all-weather access to the CSA Copper Mine, and the CSA Copper Mine is linked by rail to the ports of Newcastle and Port Kembla, New South Wales, from which the copper concentrate product is exported.
The CSA Copper Mine has a long operating history, with copper mineralization first discovered in 1871. Development commenced in the early 1900s, focusing on near surface mineralization. In 1965, Broken Hill South Limited developed a new mechanized underground mining and processing operation, with new shafts, winders, concentrator, and infrastructure. Subsequently, it operated under several different owners, until Glencore acquired the property in 1999.
The underground mine is serviced by two hoisting shafts and a decline from surface to the base of the mine. Ore is produced principally from two steeply dipping underground mineralized systems, QTS North (“QTSN”) and QTS Central (“QTSC”), from depths currently between 1,500 to 1,900 meters below the surface. The current depth of the decline is around 1,900 meters. The ore is crushed underground, hoisted to surface, and milled and processed through the CSA concentrator. In 2023, the CSA Copper Mine produced 142.1 kilotons of concentrate grading 25.43% copper containing 36.1kt of copper.
The currently estimated Ore Reserves (December 2022) support operations until 2029. The CSA Copper Mine has a long history of resource renewal and exploration success, and there is reasonable geological evidence of continuity down dip.
The town of Cobar is serviced by a sealed airstrip, with commercial flights to and from Sydney. The project is well-served by existing infrastructure, which includes power supply, water supply, site buildings, and service facilities. Power is supplied to the site from the state energy network via a 132 kilovolt (“kV”) transmission line. A 22kV line is also connected to the site and is available for limited supply in emergencies. The state energy network is supplied by a mix of conventional and renewable power generation. Further diesel power generators are available to supply minimal backup power capable of supporting emergency room facilities and functions.
The majority of the water supply for the operation is provided by the Cobar Water Board from Lake Burrendong via a weir on the Bogan River at Nyngan through a network of pumps and pipelines. During times of significant drought, the CSA Copper Mine may not be able to rely on this water supply. Additional water is available from tailings water recycling, surface water capture, and an installed borefield. Although the CSA Copper Mine has water allocations provided under water licenses, there is no certainty of supply in times of significant drought. The supplementary water supply listed is not sufficient to maintain mining and processing operations at full production.
Emerging Growth Company
We qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, and may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (x) following the fifth anniversary of the Closing or (y) in which we have total annual gross revenue of at least $1.235 billion (as adjusted for inflation pursuant to SEC rules from time to time), and (ii) the date on which (x) we are deemed to be a large accelerated filer, which means that the market value of our Ordinary Shares held by non-affiliates exceeds $700 million as of the prior June 30, or (y) the date on which we have issued more than $1.0 billion in nonconvertible debt during the prior three-year period.
Foreign Private Issuer
We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies.
Our Corporate Information
We are a private limited company incorporated under the laws of Jersey, Channel Islands with limited liability. Prior to the Closing, we did not conduct any material activities other than those incident to our formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.
The mailing address of our registered office is 3rd Floor, 44 Esplanade, St. Helier, Jersey, JE4 9WG and our telephone number is +44 1534 514 000. Our website is https://www.metalsacquisition.com/. The information contained in, or accessible through, our website does not constitute a part of this prospectus.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov.
Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

THE OFFERING
The summary below describes the principal terms of the offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of our Ordinary Shares and Financing Warrants.
Resale of Ordinary Shares
Ordinary Shares offered by the Selling Securityholders
Up to 55,640,065 Ordinary Shares, comprising:
•
up to 22,128,695 Ordinary Shares issued to certain Selling Securityholders in connection with the Business Combination,

•
up to 22,951,747 Ordinary Shares issued to certain Selling Securityholders under the Initial PIPE Financing consummated in connection with the Business Combination,

•
up to 6,535,304 Ordinary Shares issuable to certain Selling Securityholders following exercise of Private Warrants held by them,

•
up to 3,187,500 Ordinary Shares issuable upon exercise of Financing Warrants, and

•
up to 836,819 Ordinary Shares issued to certain Selling Securityholders under the October PIPE Financing.

Offering prices
The exercise price of the Financing Warrants is $12.50 per Ordinary Share. The Ordinary Shares offered by the Selling Securityholders under this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”
Ordinary Shares issued and outstanding prior to any exercise of the Financing Warrants
74,072,547 Ordinary Shares.
Ordinary Shares issued and outstanding assuming the exercise of all of the Financing Warrants
77,260,047 Ordinary Shares.
Warrants issued and outstanding
3,187,500 Financing Warrants, the exercise of which will result in the issuance of 3,187,500 Ordinary Shares.
Use of proceeds
All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales.
However, we could receive up to an aggregate of $39,843,750 from the exercise of the Financing Warrants, assuming the exercise in full of such Financing Warrants for cash. We expect to use the net proceeds from the exercise of the Financing Warrants for general corporate purposes. We believe the likelihood that the warrant holder will exercise their Financing Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $12.50 per share, we believe the holder of Financing Warrants will be less likely to exercise their Financing Warrants. On September 9, 2024, the closing price of our Ordinary Shares on the NYSE was $10.56 per share. See “Use of Proceeds.”
Dividend policy
We have never declared or paid any cash dividend on our Ordinary Shares. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. Any further determination to pay dividends on our Ordinary Shares would be at the discretion of our Board.
Market for our Ordinary Shares
Our Ordinary Shares are listed on the NYSE under the trading symbol “MTAL.”
Risk Factors
Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby.

RISK FACTORS
Investing in our Ordinary Shares involves risk. Before you decide to buy our Ordinary Shares, you should carefully consider the risks described in our Annual Report, which is incorporated herein by reference, as well as the risks that are described in any accompanying prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that case, the market price of our Ordinary Shares could decline. The risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are those we currently believe may materially affect the Company. Additional risks not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition, results of operations and cash flows. For more information, see “Where You Can Find Additional Information” and “Information Incorporated by Reference.”
Risks Related to Ownership of Our Securities
The securities offered in this prospectus represent a substantial percentage of our outstanding Ordinary Shares. The Selling Securityholders purchased the securities covered by this prospectus at different prices, some below the current trading price of such securities, and may therefore make substantial profits upon resales.
As of June 20, 2024, the Company would have 74,072,547 Ordinary Shares outstanding, of which 55,640,065, or 75.1%, are registered for resale and would be unrestricted and available for trading on the NYSE. Subject to the restrictions under applicable securities laws, the number of Ordinary Shares that can be resold pursuant to this prospectus will constitute a considerable percentage of our free float. As a result, significant near-term resales of our Ordinary Shares pursuant to this prospectus, or the perception in the market that holders of a large number of shares intend to sell their shares, could have a significant, negative impact on the trading price of our Ordinary Shares.
Even if the current trading price of our Ordinary Shares is at or significantly below the price at which the units were issued in MAC’s initial public offering, the Selling Securityholders may have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public securityholders. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

OFFER STATISTICS AND EXPECTED TIMETABLE
The Selling Securityholders may from time to time, offer and sell any or all of their Ordinary Shares covered by this prospectus in one or more offerings. The Ordinary Shares offered under this prospectus may be offered in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the Ordinary Shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial information consists of the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2023. The unaudited pro forma condensed consolidated statement of income was derived using the audited financial statements for Metals Acquisition Limited for the year ended December 31, 2023 and the audited financial statements for Cobar Management Pty Ltd for the period ended June 15, 2023 as a basis, with then significant estimates and assumptions used in determining the pro forma adjustments to these statements.
The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2023 gives effect to the acquisition by Metals Acquisition Limited (formerly known as Metals Acquisition Corporation) from Glencore of 100% of the issued share capital of CMPL, which owns and operates the CSA Copper Mine near Cobar New South Wales Australia (the “Business Combination”), as described in Note 1 below, as if the Business Combination occurred on January 1, 2023.
Because the Business Combination was completed on June 15, 2023, its effect is reflected in our audited consolidated balance sheet as of December 31, 2023, included elsewhere in this prospectus (including the documents incorporated by reference herein). Accordingly, no pro forma condensed consolidated balance sheet as of December 31, 2023, is included in the following unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X using the assumptions set forth in the notes to the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not necessarily indicative of financial results that would have been attained had the Business Combination occurred on the date indicated above and does not project our results of operations or financial position for any future period or as of any future date. The unaudited pro forma condensed consolidated financial information also does not give effect to the potential impact of all operating synergies or cost savings that may result from the Business Combination. Our future results of operations or financial position may vary significantly from the results reflected in the unaudited pro forma condensed consolidated statement of income and should not be relied on as an indication of our results after the consummation of the Business Combination. See “Forward-Looking Statements” included elsewhere in this prospectus.
However, we believe that the assumptions provide a reasonable basis for presenting the effects of the Business Combination as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated statement of income for the year-ended December 31, 2023, has been derived from the historical consolidated statement of profit or loss of MAL for the year-ended December 31, 2023, and the historical statement of profit or loss of CMPL for the period from January 1, 2023 to June 15, 2023, each of which is included elsewhere in this prospectus.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as our historical financial statements and the accompanying notes, each of which is included in the documents incorporated by reference in this prospectus.

METALS ACQUISITION LIMITED
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2023
(in thousands, except share and per share data)
	Historical
	Metals Acquisition Limited	Cobar Management Pty Limited	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Revenues	$158,999	$102,294	$28,505	(a)	$289,798
Cost of goods sold	(141,166)	(92,840)	(4,489)	(b)	(242,701)
			(2,404)	(c)
			(1,802)	(d)
Administrative expenses	(79,607)	(378)	—		(79,985)
Selling and distributive expenses	(11,421)	(6,410)	—	(a)	(17,831)
Impairment of property, plant and equipment	—	(2,800)	—		(2,800)
Other income (expenses), net	(1,753)	—	2,066	(i)	313
Loss from operations	(74,948)	(134)	21,876		(53,206)
Finance income	5,448	12	(5,330)	(e)	130
Finance costs	(42,803)	(362)	(17,606)	(c), (f)	(60,771)
Net change in fair value of financial instruments	(47,257)	—	—	(g)	(47,257)
Net finance costs	(84,612)	(350)	(22,936)		(107,898)
Net foreign exchange (losses)/gains	—	2,066	(2,066)	(i)	—
Loss before income taxes	(159,560)	1,582	(3,126)		(161,104)
Income tax benefit/(expense)	15,006	(3,382)	3,967	(h)	15,591
Net loss for the year	$(144,554)	$(1,800)	$841		$(145,513)
Loss per share – basic	$(2.96)				$(2.98)
Weighted average shares outstanding – basic	48,804,902				48,804,902
Loss per share – diluted	$(2.96)				$(2.98)
Weighted average shares outstanding – diluted	48,804,902				48,804,902
See accompanying “Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.”

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
1.
Description of the Business Combination

On March 17, 2022, MAC, MAC Australia, and Glencore entered into the Share Sale Agreement, as amended by the Deed of Consent and Covenant, dated November 22, 2022 (together, the “Share Sale Agreement”). As a result of the transactions contemplated by the Share Sale Agreement, MAC merged with and into MAC Limited (the “Merger”), with MAC Limited (“MAL”) continuing as the surviving company and MAC Australia acquired 100% of the equity interests of CMPL from Glencore by way of acquisition with CMPL becoming a direct subsidiary of MAC Australia and an indirect subsidiary of MAL as a result thereof. The purchase consideration is comprised of cash consideration of $770,516 thousand net of a customary closing accounts adjustment of $4,484 thousand to reflect the working capital, net debt and tax liabilities of CMPL at the time of closing under the Share Sale Agreement (“Closing”), a $75,000 thousand deferred consideration payment (plus applicable interest) within 12 months of Closing (the “Deferred Consideration”), up to $150,000 thousand in two contingent payments subject to copper price performance (the “Contingent Copper Consideration”), a 1.5% copper only net smelter return royalty (the “Royalty Deed”) and 10,000,000 newly issued MAL Ordinary Shares issued at the redemption share price of $10.00 per share. The cash consideration of $770,516 thousand was funded through a combination of a 100% payable long-term silver sale-and-purchase agreement (the “Silver Stream”) with Osisko Bermuda Limited (“Osisko”) through an upfront payment of $75,000 thousand, a $205,000 thousand syndicated senior term loan facility (the “SFA”), a $135,000 thousand mezzanine facility (the “Mezz Facility”), and equity. MAL entered into a Redemptions Backstop Facility with Osisko that comprises $25,000 thousand of equity and a $75,000 thousand copper-linked financing facility (the “Copper Stream”) that is fully subordinated to the SFA. Upon Closing, MAL Ordinary Shares and MAL Warrants began trading on the NYSE under the ticker symbols “MTAL” and “MTAL.WS,’’ respectively, and MAL became a publicly listed entity. The Business Combination closed on June 16, 2023, following the receipt of the required approval by MAC’s shareholders and the fulfilment of other customary closing conditions. The unaudited pro forma condensed consolidated statement of income contained herein reflects the Business Combination, as though the transaction had closed on January 1, 2023.
MAL raised $259,517 thousand of proceeds from private equity placements (“PIPE Financing”) as partial consideration for the Business Combination with certain investors. The MAC Class A Ordinary Shares subscribed for in the PIPE Financing converted into MAL Ordinary Shares in connection with the Business Combination.
In connection with the Business Combination and to establish liquidity upon Closing, MAL entered into a sale-leaseback agreement with Sandvik Financial Services Pty Ltd for certain underground equipment for total proceeds of $16,564 thousand (A$25,000 thousand) over a three-year term.
Concurrently with Closing, a Royalty Deed between MAL, Glencore and CMPL became effective, pursuant to which CMPL is required, on a quarterly basis, to pay to Glencore a royalty equal to 1.5% of Net Smelter Returns from all marketable and metal-bearing copper material produced from the mining tenure, inclusive of the CSA Copper Mine and certain specified exploration licenses, held by CMPL at the time of Closing.
After Closing, MAL has an obligation to pay deferred consideration $75,000 thousand in cash plus interest to Glencore within 12 months of Closing (from the proceeds of equity capital raises) and if the amount is not paid any residual amount owing will be settled on the next business day (12 months post-Closing plus one (1) business day) via the issue of top-up MAL equity applying a 30% discount to the 20-trading day VWAP before the issuance (the “Equity Conversion Date”) (the “Deferred Consideration”). If MAL is listed on more than one exchange, the VWAP will be calculated by reference to the exchange with the largest volume (US$ equivalent) over the 20-trading day period before the Equity Conversion Date. If the MAL Ordinary Shares cannot be issued to Glencore due to applicable law or the rules of any applicable stock exchange, Glencore, in its sole discretion, may delay the date for the issuance of the MAL Ordinary Shares, noting that such right only delays the date for the issuance of the MAL Ordinary Shares, which amount of MAL Ordinary Shares will be set on the Equity Conversion Date. On February 20, 2024, MAC

confirmed completion of its oversubscribed IPO in Australia of CHESS Depository Interests, the Company commenced trading on ASX under the ticker symbol “MAC.” Part of the proceeds from the ASX IPO was used to repay in full the US$82.9 million (A$127 million) Deferred Consideration.
Also, in connection with the Business Combination, MAL agreed to pay Glencore $150,000 thousand in cash structured as two contingent payments of $75,000 thousand each that will be unsecured, fully subordinated and payable if, and only if, over the life of the mine, the average daily LME closing price is greater than:
(a)
$4.25/lb ($9,370/mt) for any rolling 18-month period (commencing at Closing); and

(b)
$4.50/lb ($9,920/mt) for any rolling 24-month period (commencing at Closing) (the “Contingent Copper Consideration”).

Additionally, in connection with the Business Combination, MAL, through CMPL, and GIAG, parent entity of Glencore, entered into a new Offtake Agreement, a life-of-mine obligation pursuant to which CMPL is committed to selling all material to Glencore, and GIAG is committed to buying all material. The new Offtake Agreement replaced the existing offtake agreement between CMPL and GIAG.
Glencore also has the right to appoint one director to the MAL Board for every 10% of MAL Ordinary Shares that it beneficially owns.
2.
Basis of Presentation

The historical financial statements of CMPL and MAL have been prepared in accordance with IFRS as issued by the IASB (“IFRS”) and with a presentation currency of the U.S. dollar. The unaudited pro forma condensed consolidated statement of income has been prepared using IFRS, as if the Business Combination had occurred on January 1, 2023.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed consolidated statement of income has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that MAL believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. MAL believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated statement of income.
The unaudited pro forma condensed consolidated statement of income does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. MAL and CMPL have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
Immediately following the close of the Business Combination, MAL’s current public shareholders, members of the Sponsor, the PIPE Investors, and former CMPL shareholders, own approximately the following percentages of the Ordinary Shares:
	Final Redemptions
	Shares	%
MAL public shareholders(1)	3,329,006	7%
Shares held by Members of the Sponsor (including the Anchor Investors and Cornerstone Investors)(2)	6,628,695	14%

	Final Redemptions
	Shares	%
PIPE Investors(3)	22,951,747	47%
Redemptions Backstop Facility(4)	2,500,000	5%
Former CMPL shareholders	10,000,000	21%
Other Equity(5)	3,000,000	6%
	48,409,448	100%

*
The percentages may not add due to rounding

(1)
The unaudited pro forma condensed consolidated statement of income is prepared based on the final redemption price for MAC Class A Ordinary Shares of $10.34 per share upon Closing. At Closing, the 3,329,006 non-redeeming MAC Class A Ordinary Shares were converted to MAL Ordinary Shares at $10.00 per share plus interest.

(2)
Prior to Closing, Green Mountain Metals LLC (“GMM”) was the record holder of the shares reported herein, and certain of MAC’s officers and directors and certain qualified institutional buyers or institutional accredited investors who were unaffiliated with the management team (“Anchor Investors”) held Class B units in GMM, which entitled them to an equivalent number of MAL Ordinary Shares on distribution, which took effect on July 5, 2023. The Sponsor also transferred 985,000 Founder Shares to certain qualified institutional buyers or institutional accredited investors who are unaffiliated with the management team (“Cornerstone Investors). On Closing, the 6,628,695 MAC Class B Ordinary Shares held by the Sponsor (including the interests of certain Anchor Investors and Cornerstone Investors) were automatically converted on a one-for-one basis into MAL Ordinary Shares. The Sponsor, Anchor Investors and Cornerstone Investors have waived all anti-dilution rights with respect to such shares. The amounts shown for these individuals are included in the total owned by GMM.

(3)
22,951,747 shares issued to PIPE Investors, including participation by certain of MAL’s officers and directors, at a purchase price of $10.00 per share for gross proceeds of approximately $229,517 thousand.

(4)
The Redemptions Backstop Facility comprises an equity subscription component of $25,000 thousand (2,500,000 shares at a purchase price of $10.00 per share) and the Copper Stream component of $75,000 thousand.

(5)
Other Equity comprises 1,500,000 shares as part of the Mezz Facility as well as 1,500,000 shares as part of the Silver Stream.

(3), (4) & (5) The issuance of the 28,451,747 MAL Ordinary Shares have a nominal value of $2,845, and at $10.00 per share, generated gross proceeds of $284,517 thousand. The proceeds from the PIPE Financing, Other Equity and equity component of the Redemptions Backstop Facility are recognized at the fair value of the consideration received less share issuance costs for a net amount of $280,529 thousand.
Shares	Final Redemptions
PIPE Investors	22,951,747
Redemptions Backstop Facility	2,500,000
Other Equity	3,000,000
Total Shares issued	28,451,747
(in thousands of US dollars)
Gross proceeds	$284,517
All subscriptions were at the PIPE subscription price of $10.00 per share.
The share amounts and ownership percentages set forth above do not take into account (i) MAC Warrants that were each converted into one MAL Warrant at an exercise price of $11.50 per share, subject to the same terms and conditions existing prior to such conversion, (ii) MAL Warrants issued in relation to the subordinated financing and (iii) equity awards to be issued under the Incentive Plan, ESPP and DSU Plan, collectively.
On October 13, 2023, MAL issued an additional 1,827,096 Ordinary Shares to investors, at a price of $11.00 per share, for aggregate gross proceeds of approximately $20,098 thousand.
3.
Accounting for the Business Combination

The Business Combination was accounted for as a business combination under IFRS 3 Business Combinations (“IFRS 3”) using the acquisition method whereby the assets acquired and liabilities assumed were recorded at fair value at the acquisition date. MAL has been identified as the “acquirer” as it obtained control over CMPL as the “acquiree” by its wholly owned subsidiary, MAC Australia, purchasing 100% of the share capital and voting interest of CMPL. The Business Combination was completed by transferring cash consideration of $770,516 thousand, net of an adjustment of $4,484 thousand reflecting the working capital, net debt and tax liabilities of CMPL, and issuing 10,000,000 MAL Ordinary Shares to Glencore. In addition, there is a Royalty Deed with Glencore requiring CMPL to pay GIAG a royalty equal to 1.5% from all Net Smelter Returns from all marketable and metal-bearing copper material produced from the mining tenure held by CMPL at the time of the Business Combination. The Royalty Deed is accounted for as contingent consideration measured at fair value. Deferred and contingent consideration also exist for the potential payouts to Glencore based on proceeds from an ASX listing or any alternative equity capital raise (the “Deferred Consideration”) and if the average daily LME closing price for copper is greater than (a) $4.25/lb ($9,370/mt) for any rolling 18-month (commencing at Closing), and (b) $4.50/lb ($9,920/mt) for any rolling 24-month period (commencing at Closing) during the life of the mine (the “Contingent Copper Consideration”). A purchase price allocation assessment was made of the fair values of the acquired assets and liabilities assumed on the Business Combination date. MAL is still in the process of evaluating the inputs and assumptions utilized in developing the fair value estimates at the date of acquisition, and as such, the purchase price accounting for property plant and equipment and deferred tax liabilities is provisional as at December 31, 2023. MAL has 12 months from the Business Combination date to finalize the accounting and any measurement period adjustments. The Royalty Deed, Deferred Consideration and Contingent Copper Consideration are accounted for as contingent consideration and initially recognized at fair value, and subsequently measured at fair value with changes in fair value recognized in consolidated profit or loss. The Offtake Agreement represents an executory contract that replaces the existing offtake agreement between CMPL and GIAG which was settled and closed out on Closing. Delivery of goods and sales earned under the new Offtake Agreement will be recorded in accordance with MAL’s revenue recognition policies when they occur which has been reflected as Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated statement of income.
4.
Adjustments to unaudited pro forma condensed consolidated statement of income

The unaudited pro forma condensed consolidated statement of income has been prepared to reflect the Business Combination together with the related transactions summarized above and the following assumptions and adjustments.
(a)
Offtake Agreement:   Adjustments to revenue to account for the revised Offtake Agreement between CMPL and GIAG. The revised Offtake Agreement is a LOM obligation, pursuant to which MAL is committed to selling all Material to GIAG, and GIAG is committed to buying all Material. The historical CMPL financial statements account for the offtake agreement with GIAG, the same counterparty as the counterparty going forward. The terms and nature of the agreement have changed, and therefore, the transaction accounting adjustment reflects the effects of the new agreement for the period from January 1, 2023 to June 15, 2023. The transaction accounting adjustment reflects the incremental revenue that would have been recognized based on the payable copper and silver percentages and the purchase price for Material sold under the revised Offtake Agreement. The transaction accounting adjustment also reflects that the offtake agreement has changed from a price participation agreement for treatment and refining costs to a benchmark offtake agreement with market referenced treatment and refining costs. Any amounts receivable under the historical offtake agreement were settled on Closing.

(b)
Depreciation of acquired assets:   Reflects the revised depreciation of finite-lived assets arising on the acquisition of CMPL and based on management’s preliminary estimate of estimated useful lives. The major categories of property, plant and equipment are depreciated on a unit of production (“UOP”) or straight-line basis. The finite-lived assets related to buildings, plant and equipment, and right of use assets are depreciated on a straight-line basis while mine development follows the UOP basis. Estimated useful lives are linked to MAL’s estimate of the current life-of-mine while the estimated UOP rate is approximately 3% on an annualized basis. UOP is based on estimated tons including commercially recoverable reserves (proven and probable reserves) and a portion of mineral resources (measured, indicated and inferred resources). Pro forma adjustments by asset category are as follows:

	Year ended December 31, 2023
(in thousands of USD dollars)	CMPL Depreciation 1 January 2023 – 15 June 2023	Revised MAL Depreciation 1 January 2023 – 15 June 2023	Transaction Accounting Adjustment
Freehold land and buildings	$(119)	$(284)
Plant and equipment	(13,365)	(10,776)
Right-of-use assets	(501)	(36)
Exploration and evaluation	—	—
Mine development	(7,530)	(14,908)
Included in cost of goods sold	$(21,515)	$(26,004)	$(4,489)
Asset Category	Carrying Value at 15 June 2023	Allocation of FV Adjustment to Asset Categories	Revised Asset Base	Revised Useful Life	Depreciation Method	Revised Annual Depreciation using MAL Useful Lives	Revised Depreciation using MAL Useful Lives 1 January 2023 – 15 June 2023
Freehold land and buildings	$1,128	$7,431	$8,559	10 – 45 years	Straight Line	$619	$284
Plant and equipment	125,199	168,149	293,348	3 – 30 years	Straight Line	23,511	10,776
Right-of-use assets	398	(3)	395	2 – 30 years	Straight Line	80	36
Exploration and evaluation	—	17,918	17,918	0%	Not Depreciated	—	—
Mine development	278,282	651,181	929,463	3%	UOP	32,526	14,908
Total	$405,007	$844,676	$1,249,683			$56,736	$26,004

(c)
Sale-leaseback:   Reflects estimated depreciation of the right of use asset and interest on the lease liability and related financial liability. In conjunction with the Business Combination and to establish liquidity upon Closing, MAL entered into a permitted sale-leaseback arrangement, which was consummated on June 20, 2023, for newly acquired underground equipment for total proceeds of $16,564 thousand (A$25,000 thousand) which resulted in the recognition of a lease liability and a corresponding right-of-use asset in the amount of $15,733 thousand. As total proceeds from the sale of the equipment exceeded the fair value of the equipment at the time of sale, the transaction also included a financing arrangement and a financial liability was recognized in the amount of $609 thousand. The right-of-use asset is depreciated over the lease term of three years on a straight-line basis.

(d)
Royalty Deed:   Reflects estimated costs of the 1.5% copper only net smelter return royalty payable to Glencore as part of the Royalty Deed going forward (See Note 1 and Note 3). The Royalty Deed is a net smelter return royalty agreement pursuant to which after the Closing of the Business Combination, CMPL will pay to GIAG a royalty equal to 1.5% from all Net Smelter Returns from all marketable and metal-bearing copper material produced from the mining tenure held by CMPL at the time of the Closing. The net smelter return is equal to gross revenue less treatment and refining costs under the new Offtake Agreement.

(e)
Reversal of Trust interest income:   Trust income represents interest earned from the cash held in the Trust Account for the period from January 1, 2023 to June 15, 2023, of $5,330 thousand. The Trust funds were utilized to fund the Business Combination and accordingly, this income will not form part of future operations.

(f)
Interest on debt facilities, streaming arrangements, lease liabilities (excluding sale-leaseback), Deferred Consideration and redemption of MAC Class A Ordinary Shares:   Reflects interest expense related to the debt facilities and streaming arrangements, including the $205,000 thousand SFA based on an effective interest rate of 10.52%, the $135,000 thousand Mezz Facility based on an effective interest rate of 20.79%, the $75,000 thousand Silver Stream based on an effective interest rate of 8.11%, and the $75,000 thousand Copper Stream based on an effective interest rate of 12.45%. The adjustment also reflects incremental interest expense on lease liabilities (excluding the sale-leaseback as described in Note 4(c)) and a reversal of the imputed interest expense on related party promissory notes payable in full on the consummation of the Business Combination. In addition, the adjustment reflects incremental interest expense on the Deferred Consideration, reflecting interest at the same rate as the Mezz Facility and an interest rate period of eight months from Closing, taking into account that MAC completed its IPO in Australia and commenced trading on ASX on February 20, 2024, eight months from Closing on June 16, 2023. Finally, the adjustment reflects the reversal of interest expense on the 23,185,774 redeemable MAC Class A Ordinary Shares had the redemption in connection with the Business Combination occurred on January 1,2023.
MAL has entered into a SFA for $205,000 thousand and a Mezz Facility for $135,000 thousand, which were used to partially fund the cash portion of the purchase price payable on Closing. The SFA consists of two credit facilities, Facility A (a $205,000 thousand term loan) and B (a $25,000 thousand revolving credit facility), both of which have prepayment options. After July 15, 2023, being the first calendar month anniversary from the date the SFA was issued, Facility A may be prepaid in whole or in part together with accrued interest, but if in part, being an amount that reduces the amount of Facility A by a minimum amount of $500 thousand, and integral multiples thereof. At MAL’s option, each prepayment may be applied against the remaining Facility A repayment instalments in inverse chronological order or pro-rata by the amount of the prepayment. Facility B may be prepaid at any time in whole or in part together with accrued interest, but if in part, being an amount that reduces the amount of Facility B by a minimum amount of $2,000 thousand. These prepayment options were determined to have economic characteristics and risks that are closely related with the host debt contracts of Facility A and Facility B, respectively, and therefore, have not been accounted for as separate financial instruments. Following June 15, 2025, being the second anniversary of the date the Mezz Facility was made, redemption on the Mezz Facility may be initiated at the option of MAL at par plus accrued interest plus a prepayment interest premium in an amount equal to 4.00% of the aggregate principal amount of the Mezz Facility being prepaid on or after the second anniversary of the utilization date but prior to the third anniversary. The interest on the Mezz Facility is calculated as the aggregate of the greater of the 3-month term Secured Overnight Financing Rate (“SOFR”) or 2.00% per annum, plus an interest rate margin dependent on a range of copper prices. The variation in the copper price will determine the interest margin rate as well as the composition of interest payments (being either cash and/or capitalized to the principal, provided no event of default). The SFA and Mezz Facility have been accounted for as financial liabilities initially recognized at fair value net of debt issuance costs and original issue discounts and subsequently measured at amortized cost. The Mezz Facility includes embedded derivatives in relation to the interest rate margin and the voluntary prepayment option which have been bifurcated and separately recognized as a compound embedded derivative.
The Redemptions Backstop Facility was fully utilized and comprises a $75,000 thousand Copper Stream (the “Copper Deposit”) and an incremental $25,000 thousand equity subscription (See Note 2). Under the terms of the Copper Stream, MAL is required to deliver an amount refined copper equal to the Copper Stream Percentage (as defined below) of payable copper (being 96.2% of produced copper) produced by the CSA Copper Mine during the life of the mine. MAL will receive ongoing cash payments for refined copper delivered equal to 4% (the “Copper Cash Price”) of the cash settlement price for one ton of refined copper quoted by the LME on the date prior to the date of delivery (the “Copper Market Price”). Until the Copper Deposit is reduced to $nil, the difference between the Copper Market Price and the Copper Cash Price will be credited against the outstanding Copper Deposit. After the Copper Deposit is reduced to $nil, MAL will receive only the Copper Cash Price for each ton of refined copper delivered. On the 5th anniversary of Closing, MAL will have the option to buy back one third of the residual stream amount (the “Buy-Down Option”), reducing the Second-Threshold Stream Percentage and Tail Stream Percentage to 3.25% and 1.5%, respectively, for $40,000 thousand cash, or reducing the Second-Threshold Stream Percentage and Tail Stream Percentage to 4.0625% and 1.875%, respectively, for $20,000 thousand cash. The embedded derivatives in relation to the embedded copper price within the agreement and the Buy-Down Option have been bifurcated and recognized collectively as a compound embedded derivative.

For the purposes of the Copper Stream, the “Copper Stream Percentage” shall mean during the following periods:
Time Period	Copper Stream Percentage
16 June 2023 to 16 June 2024	0%
17 June 2024 to 16 June 2028	3% (the “First Stream Percentage”)
17 June 2028 until 33,000 metric tons of refined copper delivered to Osisko (the “Threshold Quantity”)	4.875% (the “Second-Threshold Stream Percentage”)
Thereafter from the date that the Threshold Quantity has been met	2.25% (the “Tail Stream Percentage”)
MAL further entered into the Silver Stream and an incremental $15,000 thousand equity subscription (See Note 2). Under the terms of the Silver Stream, in exchange for an upfront cash deposit of $75,000 thousand (the “Silver Deposit”), MAL is required to deliver to an amount of refined silver equal to 100% of payable silver (calculated as 90% of produced silver) produced by the CSA Copper Mine during the life of mine. MAL will receive ongoing cash payments for refined silver delivered equal to 4% (the “Silver Cash Price”) of the silver price on the LBMA for one ounce of refined silver on the day prior to the date of delivery (the “Silver Market Price”). Until the Silver Deposit is reduced to $nil, the difference between the Silver Market Price and the Silver Cash Price will be credited against the outstanding Silver Deposit. After the Silver Deposit is reduced to $nil, the Company will receive only the Silver Cash Price for each ounce of refined silver delivered. The Silver Stream has been accounted for as a financial liability with an embedded derivative which relates to the embedded silver price within the agreement.
The redeemable MAC Class A Ordinary Shares, of which 23,185,774 were redeemed upon the consummation of the Business Combination, have been accounted for as financial liabilities subsequently measured on an amortized cost basis over 24 months using the effective interest rate method.
(in thousands of USD dollars)	Year ended December 31, 2023
Interest expense
Mezz Facility	$7,195
SFA – Term Loan (Facility A)	9,141
SFA – Revolving Credit Facility (Facility B)	—
Long-term silver sale-and-purchase agreement – Debt (Silver Stream)	2,723
Redemption Backstop Facility – Debt (Copper Stream)	4,525
Working Capital Loans – Convertible Promissory Note from related party	(69)
Lease liabilities (See Note 4(c))	460
Other financial liabilities – Redeemable MAC Class A Ordinary Shares	(7,762)
Glencore Deferred Payment	1,391
Transaction Accounting Adjustment	$17,606
The sensitivity analysis below demonstrates the impact of a 0.125% change on the Transaction Adjustment interest expense for the period from January 1, 2023 to June 15, 2023, $17,606 thousand:
(in thousands of USD dollars)	Decrease 0.125%	Increase 0.125%
Interest expense
Subordinated debt – Mezz Term Loan	$7,148	$7,242
Senior Debt – Term Loan (Banks)	9,022	9,261
Senior Debt – Revolving Credit Facility (Banks)
Long-term silver sale-and-purchase agreement – Debt (Silver Stream)	2,677	2,769

(in thousands of USD dollars)	Decrease 0.125%	Increase 0.125%
Redemption Backstop Facility – Debt (Copper Stream)	4,476	4,575
Related Party Promissory Note	(68)	(69)
Lease liabilities (See Note 4(c))	451	469
Other financial liabilities – Redeemable Class A ordinary shares	(7,596)	(7,930)
Glencore Deferred Payment	1,380	1,403
Transaction Accounting Adjustment	$17,490	$17,721
Net movement	$(115)	$115

(g)
Net change in fair value of financial instruments: Management has assumed that the fair value of MAL’s financial instruments on the Business Combination Date would have been the same if the Business Combination had occurred on January 1, 2023.

(h)
Tax:   The adjustment reflects the estimated tax impact of the pro forma adjustments relating to MAL at the Australian Company tax rate of 30% for the period from January 1, 2023 to June 15, 2023, as well as the pro forma management adjustments at MAL that will be subject to Jersey company tax of 0% which is equivalent to the MAC Cayman tax rate.

Year ended December 31, 2023
Tax effect of all transaction adjustments	938
Deferred tax release due to temporary differences associated with revised	201
depreciation
Reversal of CMPL uncertain tax positions(1)	2,828
Transaction Accounting Adjustment	$3,967
MAL income tax benefit/(expense)	15,006
CMPL income tax benefit/(expense)	(3,382)
Income tax benefit/(expense)	$15,591

(1)
The CMPL uncertain tax position relates to an estimated impact of a transfer pricing matter relating to the historical offtake agreement as well as the historical Tax Consolidated Group. MAL (via MAC Australia) will form a new Tax Consolidated Group and accordingly this tax position will not apply going forward.

(i)
Reclassification to conform financial statement line-item presentation:   CMPL net foreign exchange (losses)/gains for the period from January 1, 2023 to June 15, 2023, of $2,066 thousand has been reclassified as other income (expenses), net.

5.
Profit (Loss) per Share

The pro forma net profit (loss) per share is calculated using the weighted average number of shares outstanding, and the issuance of additional shares in connection with the Business Combination and PIPE financing for the year ended December 31, 2023.
Basic and diluted net profit (loss) per share is calculated by dividing the net profit (loss) for the period by the pro forma weighted average number of ordinary shares and dilutive shares that would have been outstanding during the period using the treasury stock method. Excluded from the calculation are potential equity awards to be issued under employee plans. MAL Warrants issued in connection with the Business Combination are not included in the basic earnings per share calculation as the options are not exercised at the date of the consummation of the Business Combination.
The weighted average number of shares outstanding during the period has been adjusted to give effect to shares that have been issued to consummate the transaction as if the shares were outstanding as of the beginning of the period presented.

(in thousands of US dollars)	Final Redemptions
MAL Ordinary Shares outstanding after Business Combination	48,409,448
PIPE – October 2023	1,827,096
MAL Warrants
Public warrants	8,838,260
Private warrants	6,535,304
Mezz Facility warrants	3,187,500
Total MAL Ordinary Shares outstanding after Warrant exercise	68,797,608
Profit/(loss) per share denominator
Weighted average shares outstanding – basic	48,804,902
Weighted average shares outstanding – diluted	48,804,902
For the year ended December 31, 2023, 18,561,064 of potentially dilutive common shares, issuable upon the exercise of the 8,838,260 Public Warrants, 6,535,304 Private Warrants and 3,187,500 warrants related to the Mezz Facility were not included in the computation of net loss per share as their effect was anti-dilutive.
6.
Financial Statement Reclassification

Reclassifications of CMPL’s historical financial statement line items to pro forma financials
The following table provides a reconciliation of the reclassification of certain balances on the consolidated statement of profit or loss and other comprehensive income or loss for the year ended December 31, 2023, to conform historical CMPL line items to those used by MAL on a go-forward basis and as applied in preparing the pro forma financial information.
(in thousands of US dollars)
Cobar Management Pty. Limited	Pro Formas	Year ended December 31, 2023
Net foreign exchange (losses)/gains	Other income (expenses), net	$(2,066)

USE OF PROCEEDS
All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
However, we could receive up to an aggregate of $39,843,750 from the exercise of the Financing Warrants, assuming the exercise in full of such Financing Warrants for cash. There is no assurance that our Financing Warrants will be in the money prior to their expiration or that the holder of the Financing Warrants will elect to exercise any or all of such Financing Warrants. We believe the likelihood that the holder of the Financing Warrants will exercise their Financing Warrants and therefore any cash proceeds that we may receive in relation to the exercise of the Financing Warrants overlying shares being offered for sale is, among other things, dependent upon the market price of our Ordinary Shares. We believe the likelihood that the warrant holder will exercise their Financing Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $12.50 per share, we believe the holder of Financing Warrants will be less likely to exercise their Financing Warrants. On September 9, 2024, the closing price of our Ordinary Shares on the NYSE was $10.56 per share. We expect to use the net proceeds from the exercise of the Financing Warrants, if any, for general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. We will have broad discretion over the use of any proceeds from the exercise of the Financing Warrants.
We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses incurred by the Selling Securityholders in disposing of the securities.

DIVIDEND POLICY
We have never declared or paid any cash dividend on our Ordinary Shares. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition. Any further determination to pay dividends on our Ordinary Shares would be at the discretion of our Board. Furthermore, until the Debt Facilities used to finance the acquisition have been repaid in full, there will be additional restrictions on our ability to pay dividends and dividends will only be payable subject to a permissible cash flow waterfall structure to limit cash distributions by us.

SELLING SECURITYHOLDERS
This prospectus relates to the possible offer and sale from time to time by the Selling Securityholders of up to 55,640,065 Ordinary Shares, comprising: (a) up to 22,128,695 Ordinary Shares issued to certain Selling Securityholders in connection with the Business Combination, (b) up to 22,951,747 Ordinary Shares issued to certain Selling Securityholders under the Initial PIPE Financing consummated in connection with the Business Combination, (c) up to 6,535,304 Ordinary Shares issuable to certain Selling Securityholders upon the exercise of Private Warrants held by them, (d) up to 3,187,500 Ordinary Shares issuable to Sprott upon the exercise of Financing Warrants, and (e) up to 836,819 Ordinary Shares issued to certain Selling Securityholders under the October PIPE Financing.
The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in our Ordinary Shares after the date of this prospectus.
Unless otherwise stated, the table below sets forth information known to the Company as of December 22, 2023 regarding the Selling Securityholders for which we are registering securities for resale to the public, their beneficial ownership of Ordinary Shares and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities.
The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s Ordinary Shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the Ordinary Shares covered by this prospectus upon the completion of the offering. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

	Ordinary Shares beneficially owned prior to the offering		Ordinary Shares to be sold in the offering	Ordinary Shares beneficially owned after the offering
Name of Selling Securityholder	Number(1)	%(2)	Number(1)	Number	%(2)
Mr. Clive Bruce Jones ATF Alyse Investment Trust(3)	10,000	*	10,000	—	—
Anson Investments Master Fund LP(4)	25,000	*	25,000	—	—
Anson North Star Tactical Equity Fund LP(5)	75,000	*	75,000	—	—
Argonaut Funds Management Pty Ltd ATF Argonaut Natural Resources Fund A/C(6)	130,000	*	130,000	—	—
BEP Special Situations VI LLC(7)	2,083,333	2.8%	2,083,333	—	—
BlackRock Global Funds – World Mining Fund(8)	3,847,636	5.2%	3,713,000	—	—
BlackRock World Mining Trust plc(9)	999,305	1.3%	964,300	—	—
BlackRock Commodity Strategies Fund, a Series of BlackRock Funds(10)	137,700	*	137,700	—	—
CI Investments Inc.(11)	335,000	*	335,000	—	—
Extract Capital Master Fund Ltd.(12)	1,054,326	1.4%	350,000	704,326	1.0%
Fourth Sail Discovery LLC(13)	762,600	1.0%	762,600	—	—
Fourth Sail Long Short LLC(14)	5,691,945	7.7%	5,691,945	—	—
Gannet Capital Pty Ltd ATF Victor Smorgon Partners Global Multi-Strategy Fund(15)	568,546	*	541,546	—	—
Glencore Operations Australia Pty Limited(16)	10,000,000	13.5%	10,000,000	—	—
Janajena Pty Ltd ATF Lenga Family Trust(17)	30,000	*	30,000	—	—
Katherine Irene Helen Crouse(18)	25,000	*	25,000	—	—
Kenneth Joseph Hall as trustee for Hall Park Trust <Hall Park A/C>(19)	668,800	*	668,800	—	—
Lilaid Pty Ltd <McMullen Family Trust No 2 A/C>(21)	150,000	*	150,000	—	—
LIM Asia Multi-Strategy Fund Inc.(22)	100,000	*	100,000	—	—
Loquela Pty Ltd(23)	10,000	*	10,000	—	—
Mascotte Capital Pty Ltd(24)	50,000	*	50,000	—	—
Mulcaster Super Fund Pty Ltd ATF Mulcaster Super Fund(25)	12,000	*	12,000	—	—
Muntz Pty Ltd(26)	100,000	*	100,000	—	—
Osisko Bermuda Limited(27)	4,000,000	5.4%	4,000,000	—	—
Patrice Ellen Merrin(28)	176,588	*	163,863	12,725	*
Perennial Investment Management Limited(29)	35,000	*	35,000	—	—
Platinum Investment Management Limited as agent for Platinum Capital Limited(29)	86,373	*	73,897	12,476	*
Platinum Investment Management Limited as agent for Platinum Global Transition Fund (Quoted Managed Hedge Fund)(29)	25,902	*	20,000	5,902	*
Platinum Investment Management Limited as agent for Platinum International Fund(29)	1,248,540	1.7%	1,135,036	113,504	*
Platinum Investment Management Limited as agent for Platinum World Portfolios Plc – Platinum World Portfolios – International Fund(29)	12,542	*	10,571	1,971	*
Platinum Investment Management Limited as agent for The Platinum Master Portfolio Limited(29)	38,574	*	35,067	3,507	*

	Ordinary Shares beneficially owned prior to the offering		Ordinary Shares to be sold in the offering	Ordinary Shares beneficially owned after the offering
Name of Selling Securityholder	Number(1)	%(2)	Number(1)	Number	%(2)
Platinum Investment Management Limited as agent for Colonial First State Investments Limited as responsibility entity for the Commonwealth Specialist Fund 4(29)	262,711	*	238,828	23,883	*
Polymer Asia Fund LP(30)	200,000	*	200,000	—	—
Precision Opportunities Fund Ltd <Investment A/C>(31)	134,100	*	134,100	—	—
Quotidian No 2 Pty Ltd(32)	93,181	*	75,000	18,181	*
BofA Securities Inc. – Regal Funds Management Pty Limited as trustee for one or more funds(33)	300,000	*	300,000	—	—
Roxbury 1 Pty Ltd ATF Lewis Family Trust(34)	20,000	*	20,000	—	—
Sailing Stone Partners LLC, as investment manager on behalf of Victory Global Energy Transition Fund, a series of Victory Global energy Transition Fund, a series of Victory Portfolios(35)	1,567,697	2.1%	1,567,697	—	—
Sailing Stone Global Natural Resources Fund (Series A/PIV A)(36)	119,171	*	119,171	—	—
Sailing Stone Global Natural Resources Fund (Series B/PIV B)(37)	46,435	*	46,435	—	—
Sailing Stone Global Natural Resources Fund (Series SMA/ PIV C)(38)	404,570	*	404,570	—	—
Scotch Investments Pty Ltd ATF Scotch Investment Trust(39)	12,500	*	12,500	—	—
Sprott Private Resource Lending II (Collector), LP and Sprott Private Resource Lending II (Collecter-2), LP, together(40)	4,687,500	6.1%	4,687,500	—	—
Terra Capital Green Metals Fund(41)	16,668	*	16,668	—	—
Terra Capital Natural Resources Fund(42)	329,399	*	329,399	—	—
The Trustees of the University of Pennsylvania Retiree Medical and Death Benefits Trust(43)	55,241	*	55,241	—	—
Treasury Services Group Pty Ltd ATF Nero Resource Fund(44)	100,000	*	100,000	—	—
United Super Pty Ltd ABN 46 006 261 623 as trustee for the Construction and Building Unions Superannuation Fund ABN 75 493 363 262(45)	3,300,000	4.5%	3,300,000	—	—
Verdure Property Management Limited(46)	10,000	*	10,000	—	—
Botanical Nominees Pty Limited, as trustee of the Wilson Asset Management Equity Fund(47)	4,660	*	4,660	—	—
WAM Capital Limited(48)	134,605	*	134,605	—	—
WAM Research Limited(49)	30,735	*	30,735	—	—
Insync Investments Pty Ltd ATF Weekley Super Fund(50)	25,000	*	25,000	—	—

	Ordinary Shares beneficially owned prior to the offering		Ordinary Shares to be sold in the offering	Ordinary Shares beneficially owned after the offering
Name of Selling Securityholder	Number(1)	%(2)	Number(1)	Number	%(2)
Platinum Investment Management Limited as agent for ARIA Co. Pty Ltd as trustee for PSCC/CSS Investments Trust – Combined Investments Fund(29)	567,903	*	516,275	51,628	*
Australian Underground Drilling Pty Ltd(51)	70,000	*	70,000	—	—
McMullen Geological Services Pty Ltd(52)	2,604,716	3.5%	2,604,716	—	—
Lynncrest Holdings LLC(53)	1,252,656	1.7%	1,252,656	—	—
MAC 32 Partners, L.P.(54)	1,064,268	1.4%	1,064,268	—	—
Mascotte Capital Pty Ltd(55)	1,174,138	1.6%	1,174,138	—	—
DRS SPAC LLC(56)	764,015	1.0%	764,015	—	—
Australian Underground Drilling Pty Ltd(57)	838,122	1.1%	838,112	—	—
Katherine Irene Helen Crouse(58)	655,134	*	655,134	—	—
Nine Yards Capital Pty Ltd(59)	462,761	*	462,761	—	—
Tilt Natural Resource Capital Limited(60)	341,959	*	341,959	—	—
Black Mountain Storage, LLC(61)	731,533	1.0%	731,533	—	—
Meteora Capital Partners LP(62)	150,000	*	150,000	—	—
Kepos Alpha Master Fund LP(63)	119,700	*	119,700	—	—
Polar Multi-Strategy Master Fund(64)	175,000	*	175,000	—	—
Apollo Credit Strategies Master Fund Ltd.(65)	935,426	1.3%	60,323	875,103	1.2%
Apollo Atlas Master Fund, LLC(66)	15,446	*	2,730	12,716	*
Apollo PPF Credit Strategies, LLC(67)	39,310	*	6,948	32,362	*
Adage Capital Partners, L.P.(68)	150,000	*	150,000	—	—
Breena Investors, LLC(69)	157,500	*	157,500	—	—
Atlas Private Holdings (Cayman) Ltd.(70)	150,000	*	150,000	—	—
ACM Alamosa (Cayman) Holdco LP(71)	329,621	*	52,840	276,781	*
ACM ASOF VII (Cayman) Holdco LP(72)	164,866	*	26,429	138,437	*
Atalaya Special Purpose Investment Fund II LP(73)	117,076	*	18,768	98,308	*
ACM Alameda Special Purpose Investment Fund II LP(74)	206,069	*	33,034	173,035	*
Corbin ERISA Opportunity Fund, Ltd.(75)	26,429	*	26,429	—	—
Rasmus K. Gerdeman(76)	82,725	*	70,000	12,725	*
Charles DeWitt McConnell(77)	52,725	*	40,000	12,725	*
Marthinus Jacobus Crouse(78)	100,000	*	100,000	—	—
Ashley Elizabeth Zumwalt-Forbes(79)	95,000	*	95,000	—	—
Bill Beament(80)	50,000	*	50,000	—	—
BlackRock Commodity Strategies Fund – Metals and Mining Sleeve(81)	5,001	*	5,001	—	—
Integrated Core Strategies (US) LLC(82)	90,909	*	90,909	—	—
MMF LT, LLC(83)	150,000	*	150,000	—	—
Sailing Stone Global Natural Resources Fund LP(84)	33,250	*	33,250	—	—

*
Represents beneficial ownership of less than one percent.

(1)
Unless otherwise stated, Ordinary Shares offered and beneficially owned are based primarily on information provided to us by the Selling Securityholders as of December 22, 2023, and do not reflect any sales or transfers that may have occurred since that date. The number of Ordinary Shares listed for each Selling Securityholder assumes the exercise of all of the Private Warrants or Financing Warrants, as applicable, beneficially owned by such Selling Securityholder.

(2)
In calculating the percentages of Ordinary Shares outstanding, (a) the numerator is calculated by adding the number of Ordinary Shares held by such beneficial owners (assuming the exercise of all of the Private or Financing Warrants, as applicable, beneficially owned by such Selling Securityholder, if any); and (b) the denominator is calculated by adding the total aggregate number of Ordinary Shares outstanding, assuming the exercise of any Financing Warrants held by such beneficial owner, if any. We have based percentage ownership on 74,072,547 Ordinary Shares outstanding as of June 20, 2024.

(3)
The business address of Alyse Investments A/C is C/- Accolade Services, GPO Box D150, Perth, WA, 6840.

(4)
The business address of Anson Investments Master Fund LP is 181 Bay St. #4200, Toronto, ON M5J 2T3.

(5)
The business address of Anson North Star Tactical Equity Fund LP is 181 Bay St. #4200, Toronto, ON M5J 2T3.

(6)
The business address of Argonaut Funds Management Pty Ltd ATF Argonaut Natural Resources Fund A/C is Level 30, Allendale Square, 77 St Georges Terrace, Perth, Western Australia, Australia 6000, and is managed by AFM Artemis Pty Ltd.

(7)
The business address of BEP Special Situations VI LLC is 300 Crescent Court, Suite 1860, Dallas, TX 75201.

(8)
The registered holders of the referenced shares to be registered is the following fund under management by subsidiaries of BlackRock, Inc.: BlackRock Global Funds. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001.

(9)
The registered holder of the referenced shares to be registered is the following account under management by subsidiaries of BlackRock, Inc.: BlackRock World Mining Trust plc. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001.

(10)
The registered holder of the referenced shares to be registered is the following fund under management by subsidiaries of BlackRock, Inc.: BlackRock Commodity Strategies Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001.

(11)
The business address of CI Investments Inc. is 15 York Street, 2nd Floor, Toronto, ON M5J 0A3, Canada.

(12)
The business address of Extract Capital Master Fund Ltd. Is 34 King St E., Suite 1102, Toronto ON M5C 2XB, Canada.

(13)
The business address of Fourth Sail Discovery LLC is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The shares reported herein are owned by Fourth Sail Capital LP.

(14)
The business address of Fourth Sail Long Short LLC is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The shares reported herein are owned by Fourth Sail Capital LP.

(15)
The business address of Gannet Capital Pty Ltd as trustee for the Victor Smorgon Partners Global Multi-Strategy Fund is Level 12, 644 Chapel Street, South Yarra Vic 3141 Australia. The shares reported herein are owned by Gannet Capital Pty Ltd — Trustee Company. Glenn Poswell, director of the trustee company, is the beneficial owner of such securities.

(16)
Reflects 10,000,000 Ordinary Shares beneficially owned by Glencore Operations Australia Pty Limited. Glencore Operations Australia Pty Limited is a wholly-owned indirect subsidiary of Glencore plc, a company listed on the London Stock Exchange. The business address of Glencore plc is Baarermattstrasse 3, CH 6340, Baar, Switzerland, and the business address of Glencore Operations Australia Pty Limited is Level 44 Gateway, 1 Macquarie Place, Sydney NSW 2000, Australia.

(17)
Reflects 30,000 Ordinary Shares beneficially owned by Janajena Pty Ltd ATF Lenga Family Trust as of the Prior Form F-1 dated August 3, 2023. The business address of Janajena Pty Ltd ATF Lenga Family Trust is Level 11, 344 Queen Street, Brisbane, QLD 4000. Mr. Jason Sonny Lenga is the beneficial owner of such securities.

(18)
The business address of Katherine Irene Helen Crouse is 52 Glenaden Avenue East, Toronto, M8Y2L3, Ontario, Canada.

(19)
The business address of Kenneth Joseph Hall as trustee for Hall Park Trust <Hall Park A/C> is PO Box 368, Bassendean, WA 6934.

(20)
The business address of Lilaid Pty Ltd <McMullen Family Trust No 2> is 2 Lilika Rd, City Beach, 6015 Australia. The shares reported herein are owned by Lilaid Pty Ltd. Michael James McMullen, Bryony Isabel McMullen, and Annette McMullen are the beneficial owners of such securities.

(21)
The business address of LIM Asia Multi-Strategy Fund Inc. is C/O LIM Advisors Ltd, 1901, 19/F Ruttonjee House, 11 Duddell St, Central, Hong Kong. The shares reported herein are owned by LIM Asia Multi-Strategy Fund Inc.

(22)
The business address of Loquela Pty Ltd is C/- Accolade Services, GPO Box D150, Perth, WA, 6840. Ian Meredith Johnson and Philippa Jayne Weekly are the beneficial owners of such securities.

(23)
The business address of Mascotte Capital Pty Ltd is PO Box 7086 Cloisters Square PO, WA 6850. Neville Power is the beneficial owner of such securities.

(24)
The business address of Mulcaster Super Fund Pty Ltd ATF Mulcaster Super Fund is C/- Accolade Services, GPO Box D150, Perth, WA, 6840. Mr. Andrew Brian Mulcaster and Mrs. Helen Jane Mulcaster are the beneficial owners of such securities.

(25)
The business address of Muntz Pty Ltd is 224 Kooyong Road Toorak, Victoria, Australia 3142. The shares reported herein are owned by Muntz Pty Ltd. Mr. Dion Hershan and Mrs. Amy Hershan are the beneficial owners of such securities.

(26)
The shares reported herein are beneficially owned by Osisko Bermuda Limited.

(27)
The business address of Patrice Ellen Merrin is 92 Birch Avenue, Toronto, Ontario, M4V IC8, Canada.

(28)
The business address of Perennial Investment Management Limited is Level 27, 88 Phillip Street, Sydney NSW 2000, Australia. The shares reported herein are owned by Perennial Partners Limited. Sam Berridge is the beneficial owner of such securities.

(29)
The business address of Platinum Investment Management Limited (“PIML”) as responsible entity of one or more funds and as agent for one or more discretionary portfolio management clients, is Level 8, 7 Macquarie Place, Sydney NSW 2000, Australia. Where PIML is the responsible entity for one or more funds, the shares reported herein are beneficially owned by PIML in that capacity. Where PIML is acting as agent for one or more discretionary portfolio management clients, the shares reported herein are beneficially owned by those underlying discretionary portfolio management clients. PIML is 100% owned by Platinum Asset Management Limited, a publicly listed Australian limited liability company (ASX: PTM).

(30)
The business address of Polymer Asia Fund LP is No. 2401-06, 24/F, Three Pacific Place, 1 Queen’s Road East, Hong Kong.

(31)
The business address of Precision Opportunities Fund Ltd <Investment A/C> is PO Box 1976, West Perth, WA 6872. Mr. Tim Weir, Mr. Tony Kenny, and Mr. Andy Clayton are the beneficial owners of such securities.

(32)
The business address of Quotidian No 2 Pty Ltd is Level 11, 151 Macquarie St, Sydney NSW 2000, Australia. Mr. Robert M Whyte is the beneficial owner of such securities.

(33)
The business address of Regal Funds Management Pty Limited as trustee for one or more funds is Level 47, Gateway 1 Macquarie Place, Sydney NSW2000. The shares reported herein are held by BofA Securities Inc as custodian and are beneficially owned by Regal Funds Management Pty Limited, as trustee or investment manager to one or more funds. Regal Funds Management Pty Limited is 100% owned by Regal Partners Limited, a publicly listed Australian limited liability company (ASX: RPL).

(34)
The business address of Roxbury 1 Pty Ltd ATF Lewis Family Trust is 210 Military Road, Dover Heights, NSW 2030, Australia, which is a corporate trustee of a discretionary family trust. Mr. Paul Lewis, sole director of the corporate trustee is the beneficial owner of such securities.

(35)
The business address of Sailing Stone Capital Partners LLC, as investment manager on behalf of Victory Global Energy Transition Fund, a series of Victory Portfolios, is 100 Waugh Drive, Suite 600, Houston, Texas 77007.

(36)
The business address of Sailing Stone Global Natural Resources Fund (Series A/PIV A) is 100 Waugh Drive, Suite 600, Houston, Texas 77007.

(37)
The business address of Sailing Stone Global Natural Resources Fund (Series B/PIV B) is 100 Waugh Drive, Suite 600, Houston, Texas 77007.

(38)
The business address of Sailing Stone Global Natural Resources Fund (Series SMA/PIV C) is 100 Waugh Drive, Suite 600, Houston, Texas 77007.

(39)
The business address of Scotch Investments A/C is C/- Accolade Services, GPO Box D150, Perth, WA, 6840. The shares reported herein are owned by Scotch Investments Pty Ltd. Mr. Stephen Rado and Mr. Ian Lee are the beneficial owners of such securities.

(40)
Reflects (i) 1,500,000 Ordinary Shares and (ii) 3,187,500 Ordinary Shares underlying Financing Warrants beneficially owned by Sprott Private Resource Lending II (Collector), LP and Sprott Private Resource Lending II (Collector-2), LP.

(41)
The business address of Terra Capital Green Metals Fund is Level 12, 25 Bligh Street, Sydney, NSW, 2000.

(42)
The business address of Terra Capital Natural Resources Fund is Level 12, 25 Bligh Street, Sydney, NSW, 2000.

(43)
The business address of The Trustees of the University of Pennsylvania Retiree Medical and Death Benefits Trust is 100 Waugh Drive, Suite 600, Houston, Texas 77007.

(44)
Reflects 100,000 Ordinary Shares beneficially owned by Treasury Services Group Pty Ltd ATF Nero Resource Fund as of the Prior Form F-1 dated August 3, 2023. The business address of Treasury Services Group Pty Ltd ATF Nero Resource Fund is C/- AAM PO Box, 107 Morley, Western Australia, 6943. The shares reported herein are owned by Nero Resource Fund Pty LTD. Mr. Russell Delroy is the beneficial owner of such securities.

(45)
The business address of United Super Pty Ltd ABN 46 006 261 623 as trustee for the Construction and Building Unions Superannuation Fund ABN 75 493 363 262 is 22/130 Lonsdale Street, Melbourne, VIC, Australia, 3000.

(46)
The business address of Verdure Property Management Limited is 69 Mayfield Avenue, Orpington, London, BR6 0AH, United Kingdom, Great Britain. Mr. Ian Lorentzen is the beneficial owner of such securities.

(47)
The business address of Botanical Nominees Pty Limited, as trustee of the Wilson Asset Management Equity Fund, is Level 26, Governor Phillip tower, 1 Farrer Place, Sydney, NSW, 2000. Mr. Geoffrey Wilson is the beneficial owner of such securities.

(48)
The business address of WAM Capital Limited is Level 26, Governor Phillip Tower, 1 Farrer Place, Sydney, NSW, 2000. Mr. Geoffrey Wilson is the beneficial owner of such securities.

(49)
The business address of WAM Research Limited is Level 26, Governor Phillip Tower, 1 Farrer Place, Sydney, NSW, 2000. Mr. Geoffrey Wilson is the beneficial owner of such securities.

(50)
The business address of Insync Investments Pty Ltd is C/- Accolade Services, GPO Box D150, Perth, WA, 6840. Mr. John William Weekley and Mrs. Nicola Antoinette Weekley are the beneficial owners of such securities.

(51)
Reflects 70,000 Ordinary Shares beneficially owned by Australian Underground Drilling Pty Ltd as of the Prior Form F-1 dated August 3, 2023. The business address of Australian Underground Drilling Pty Ltd is 132 Point Walter Road, Bicton, Perth, Western Australia.

(52)
The business address of McMullen Geological Services Pty Ltd is 2 Lilika Rd, City Beach, Australia.

(53)
The business address of Lynncrest Holdings LLC is 3801 Lynncrest Drive, Fort Worth, Texas.

(54)
The business address of MAC 32 Partners, L.P. is 201 Main Street, Suite 3200, Fort Worth, Texas.

(55)
The business address of Mascotte Capital Pty Ltd is P.O. Box 7086, Cloisters Square PO, Australia.

(56)
The business address of DRS SPAC LLC is 425 Houston St., Ste 400, Fort Worth, Texas.

(57)
Reflects 838,122 Ordinary Shares beneficially owned by Australian Underground Drilling Pty Ltd as of the Prior Form F-1 dated August 3, 2023. The business address of Australian Underground Drilling Pty Ltd is PO Box 628, Melville, Australia.

(58)
The business address of Katherine Irene Helen Crouse is 52 Glenaden Ave East, Etobicoke, Ontario, Canada.

(59)
The business address of Nine Yards Capital Pty Ltd is PO Box 7086, Cloisters Square PO WA, Australia.

(60)
The business address of Tilt Natural Resource Capital Limited is 36,35-39 Peninsula Drive, Breakfast Point NSW 2137, Australia.

(61)
The business address of Black Mountain Storage, LLC is 425 Houston St., Ste 400, Fort Worth, Texas.

(62)
The business address of Meteora Capital Partners LP is 1200 N Federal Hwy, Suite 200, Boca Raton, Florida.

(63)
The business address of Kepos Alpha Master Fund LP is 11 Times Square, 35th Floor, New York, New York.

(64)
The business address of Polar Multi-Strategy Master Fund is c/o Polar Asset Management Partners Inc., 16 York St. Suite 2900, Toronto, Ontario.

(65)
The business address of Apollo Credit Strategies Master Fund Ltd. is 9 W 57th Street, New York, New York.

(66)
The business address of Apollo Atlas Master Fund, LLC is 9 W 57th Street, New York, New York.

(67)
The business address of Apollo PPF Credit Strategies, LLC is 9 W 57th Street, New York, New York.

(68)
The business address of Adage Capital Partners, L.P. is 200 Clarendon St. 52nd Fl., Boston, Massachusetts.

(69)
The business address of Breena Investors, LLC is co Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California.

(70)
Reflects 150,000 Ordinary Shares beneficially owned by Atlas Private Holdings (Cayman) Ltd. as of the Prior Form F-1 dated August 3, 2023. The business address of Atlas Private Holdings (Cayman) Ltd. is 444 W. Lake St., 50th Floor, Chicago, Illinois.

(71)
The business address of ACM Alamosa (Cayman) Holdco LP is One Rockefeller Plaza, 32nd Floor, New York, New York.

(72)
The business address of ACM ASOF VII (Cayman) Holdco LP is One Rockefeller Plaza, 32nd Floor, New York, New York.

(73)
The business address of Atalaya Special Purpose Investment Fund II LP is One Rockefeller Plaza, 32nd Floor, New York, New York.

(74)
The business address of ACM Alameda Special Purpose Investment Fund II LP is One Rockefeller Plaza, 32nd Floor, New York, New York.

(75)
The business address of Corbin ERISA Opportunity Fund, Ltd. is 590 Madison Avenue, 31st Floor, New York, New York.

(76)
The business address of Rasmus K. Gerdeman is 419 Berkley Road, Haverford, Pennsylvania.

(77)
The business address of Charles DeWitt McConnell is 9311 Breckenridge Drive, Magnolia, Texas 77354.

(78)
The business address of Marthinus Jacobus Crouse is 52 Glenaden Ave East, Etobicoke, Ontario, Canada.

(79)
The business address of Ashley Elizabeth Zumwalt-Forbes is 3801 Lynncrest Drive, Fort Worth, Texas.

(80)
The business address of Bill Beament is 191 Broome Street, Cottesloe WA 6011, Australia.

(81)
The registered holder of the referenced shares to be registered is the following fund under management by subsidiaries of BlackRock, Inc.: BlackRock Commodity Strategies Fund — Metals and Mining Sleeve. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The business address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(82)
Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies (US) LLC (“Integrated Core Strategies”) and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies. The business address for Integrated Core Strategies is 399 Park Avenue, New York NY 10022.

(83)
Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The business address of MMF LT, LLC Moore Capital Management LP and Mr. Bacon is 11 Times Square, New York, New York 10036. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by Moore Capital Management.

(84)
The business address of Sailing Stone Global Natural Resources Fund LP is 100 Waugh Drive, Suite 600, Houston, Texas 77007.

DESCRIPTION OF SHARE CAPITAL
The following is a summary of the material terms of our share capital. This summary is not intended to be complete and it is qualified by reference to our Articles, a copy of which is included elsewhere in this registration statement.
General
We are a private limited company incorporated under the laws of Jersey, Channel Islands. Our affairs are governed by our Articles and the Jersey Companies Law.
Our authorized share capital is US$24,500 consisting of 220,000,000 Ordinary Shares, par value $0.0001 per share, and 25,000,000 Preference Shares, par value US$0.0001 per share. As of June 20, 2024, there were 74,072,547 Ordinary Shares issued and outstanding.
Shares
General
Our counsel, Ogier (Jersey) LLP, Channel Islands, has confirmed that all of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the outstanding Ordinary Shares will generally not be issued (unless required to be issued pursuant to the Articles) and legal title to the issued shares is recorded in registered form in the register of members. Holders of our Ordinary Shares have no pre-emptive, subscription, redemption or conversion rights.
Preference Shares
Our Board may provide for other classes of shares, including series of preference shares, out of the authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by our Board. If any preference shares are issued, the rights, preferences and privileges of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of such preference shares.
Dividends
The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board, subject to the Jersey Companies Law and the Articles. Dividends and other distributions on our issued and outstanding Ordinary Shares may be paid out of our funds of lawfully available for such purpose, subject to any preference of any of our outstanding preference shares. Dividends and other distributions will be distributed among the holders of our Ordinary Shares on a pro rata basis.
Voting Rights
Each of our Ordinary Share entitles the holder to one vote on all matters upon which the holders of our Ordinary Shares are entitled to vote. Voting at any shareholders’ meeting is by way of poll.
A quorum required for a meeting of our shareholders requires the presence in person or by proxy of persons holding in aggregate not less than a simple majority of all our voting share capital in issue (provided that the minimum quorum for any meeting shall be two shareholders entitled to vote).
A special resolution will be required for important matters such as an alteration of capital, removal of a director for cause, merger or our consolidation, change of name or making changes to the Articles or our voluntary winding up.
An ordinary resolution of our shareholders requires the affirmative vote of a simple majority of the votes of the holders of the ordinary shares cast at a quorate general meeting, while a special resolution requires the affirmative vote of the holders of the ordinary shares representing no less than two-thirds of the votes cast at a quorate general meeting.
Variation of rights
The rights attached to any class of our shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied only with the sanction of a special resolution passed at a general meeting or by the written consent of the holders of two-thirds of the shares of that class or with the sanction of a resolution passed by the holders of a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to, or pari passu with, such previously existing shares.
Transfer of Ordinary Shares
Any shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form prescribed by the applicable exchange on which the shares are listed (the “Designated Stock Exchange,” which shall initially be the NYSE), or as otherwise approved by our Board.
In addition, the Articles prohibit the transfer of our Ordinary Shares in breach of the rules or regulations of the Designated Stock Exchange, or any relevant securities laws (including the Exchange Act).
Restrictions on Transfers of Founder Shares
The Founder Shares are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with MAC entered into by the Sponsor, officers and directors. Those lock-up provisions provide that such securities are not transferable or salable until the earlier of (i) one year after the completion of MAC’s initial business combination or (ii) subsequent to MAC’s initial business combination, (x) if the last sale price of our Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after MAC’s initial business combination, or (y) the date on which MAC completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property. In February 2024, the conditions outlined in (ii)(x) above were met and the transfer restrictions under the Sponsor Letter Agreement were removed.
Liquidation
On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of our Ordinary Shares shall be distributed among the holders of our Ordinary Shares on a pro rata basis.
Directors
Appointment and removal
Our management is vested in our Board. The Board is currently composed of eight directors. The Articles provide that there shall be a board of directors consisting of no fewer than two and no greater than 14 directors, unless increased or decreased from time to time by our Board in a general meeting. So long as our Ordinary Shares are listed on the Designated Stock Exchange, our Board shall include such number of “independent directors” as the relevant rules applicable to the listing of any shares on the Designated Stock Exchange require (subject to any applicable exceptions for “controlled” companies).
The Board is divided into three classes, with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. The directors are divided into three (3) classes designated as Class I, Class II and Class III, respectively. The term of office of the first class of directors, consisting of Michael (Mick) James McMullen, Charles D. McConnell, Matthew Rowlinson, John Burton, Graham van’t Hoff and Leanne Heywood, will expire at our first annual general meeting. There are no second class directors in office. The term of office of the third class of directors, consisting of Patrice E. Merrin and Rasmus Kristoffer Gerdeman, will expire at our third annual general meeting. At each of our succeeding annual general meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual general meeting.
Our directors have power from time to time and at any time to appoint any person as a director to fill a vacancy on the Board or as an addition to the existing Board, subject to the remaining provisions of the Articles, applicable law and the listing rules of the Designated Stock Exchange. Any director so appointed shall hold office until the expiration of the term of such class of directors or until his earlier death, resignation or removal.
A director may be removed from office by the holders of Ordinary Shares by special resolution only for “cause” (as defined in the Articles). In addition, a director may be removed from office by our Board by resolution made by our Board for “cause.”
The appointment and removal of directors is subject to the applicable rules of the Designated Stock Exchange.
The detailed procedures for the nomination of persons proposed to be elected as directors of our Board at any general meeting are set out in the Articles.
Indemnification of Directors and Officers
To the fullest extent permitted by law, the Articles provide that our directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.
Other Jersey, Channel Islands Law Considerations
Purchase of our own Ordinary Shares
As with declaring a dividend, we may not buy back or redeem our Ordinary Shares unless our directors who are to authorize the buyback or redemption have made a statutory solvency statement that, immediately following the date on which the buyback or redemption is proposed, we will be able to discharge our liabilities as they fall due and, having regard to prescribed factors, we will be able to continue to carry on business and discharge our liabilities as they fall due for the 12 months immediately following the date on which the buyback or redemption is proposed (or until we are dissolved on a solvent basis, if earlier).
If the above conditions are met, we may purchase our Ordinary Shares in the manner described below.
We may purchase on a stock exchange our fully paid Ordinary Shares pursuant to a special resolution of our shareholders.
We may purchase our own fully paid Ordinary Shares other than on a stock exchange pursuant to a special resolution of our shareholders, but only if the purchase is made on the terms of a written purchase contract which has been approved in advance by an ordinary resolution of our shareholders. The shareholder from whom we propose to purchase or redeem ordinary shares is not entitled to vote in respect of the ordinary shares to be purchased.
We may fund a redemption or purchase of our Ordinary Shares from any source. We cannot purchase our Ordinary Shares if, as a result of such purchase, only redeemable Ordinary Shares would remain in issue.
If authorized by a resolution of our shareholders, any shares that we redeem or purchase may be held by us as treasury shares. Any shares held by us as treasury shares may be canceled, sold, transferred for the purposes of or under an employee share scheme or held without cancelling, selling or transferring them. Shares redeemed or purchased by us are canceled where we have not been authorized to hold such shares as treasury shares.

Mandatory Purchases and Acquisitions
The Jersey Companies Law provides that where a person has made an offer to acquire a class or all of our outstanding ordinary shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding ordinary shares, that person is then entitled (and may be required) to acquire the remaining ordinary shares. In such circumstances, a holder of any such remaining ordinary shares may apply to the courts of Jersey for an order that the person making such offer not be entitled to purchase the holder’s ordinary shares or that the person purchase the holder’s ordinary shares on terms different to those under which the person made such offer.
Other than as described below under “—U.K. City Code on Takeovers and Mergers,” we are not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of our remaining ordinary shares on the same terms as such shareholder’s prior purchase.
Compromises and Arrangements
Where we and our creditors or shareholders or a class of either of them propose a compromise or arrangement between us and our creditors or its shareholders or a class of either of them (as applicable), the courts of Jersey may order a meeting of the creditors or class of creditors, or of our shareholders or class of shareholders (as applicable), to be called in such a manner as the court directs.
Any compromise or arrangement approved by a majority in number present and voting at the meeting representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon us and all the creditors, shareholders or members of the specific class of either of them (as applicable).
Whether our capital is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.
U.K. City Code on Takeovers and Mergers
The U.K. City Code on Takeovers and Mergers (the “Takeover Code”) applies, among other things,
(i)
to an offer for a public company whose registered office is in the Channel Islands and whose securities are admitted to trading on a regulated market or a multilateral trading facility in the United Kingdom or any stock exchange in the Channel Islands or the Isle of Man, or (ii) if the company is a public company and is considered by the Panel on Takeovers and Mergers (the “Takeover Panel”), to have its place of central management and control in the United Kingdom or the Channel Islands or the Isle of Man (in each case, a “Code Company”). This is known as the “residency test.” Under the Takeover Code, the Takeover Panel will determine whether we have our place of central management and control in the United Kingdom, the Channel Islands or the Isle of Man by looking at various factors, including the structure of the our Board, the functions of the directors, and where they are resident.

If at the time of a takeover offer, the Takeover Panel determines that the residency test is satisfied and we have our place of central management and control in the United Kingdom, it would be subject to a number of rules and restrictions, including, but not limited to, the following: (i) our ability to enter into deal protection arrangements with a bidder would be extremely limited; (ii) we might not, without the approval of its shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals; and (iii) we would be obliged to provide equality of information to all bona fide competing bidders. The Takeover Code also contains certain rules in respect of mandatory offers for Code Companies. Under Rule 9 of the Takeover Code, if a person:
•
acquires an interest in shares of a Code Company that, when taken together with shares in which persons acting in concert with such person are interested, carry 30% or more of the voting rights of the Code Company; or

•
who together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the Code Company, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer (or provide a cash alternative) for the Code Company’s outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.
A majority of our Board reside outside of the United Kingdom. Therefore, for the purposes of the Takeover Code, we anticipate that the residency test will not be met and that we will not be considered to have its place of central management and control inside the United Kingdom, the Channel Islands or the Isle of Man.
Therefore, the Takeover Code should not apply to us. It is possible that in the future changes in the composition of our Board, changes in the Takeover Panel’s interpretation of the Takeover Code, or other events may cause the Takeover Code to apply to us.
Jersey Regulatory Matters
The Jersey Financial Services Commission (the “JFSC”) has given, and has not withdrawn, its consent under Article 2 or Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of our Ordinary Shares or Warrants respectively.
The JFSC is protected by the Control of Borrowing (Jersey) Law 1947 against any liability arising from the discharge of its functions under that law.
It must be distinctly understood that, in giving these consents, neither the Jersey Registrar of Companies nor the JFSC takes any responsibility for our financial soundness or for the correctness of any statements made, or opinions expressed, with regard to it. If you are in any doubt about the contents of this prospectus, you should consult your stockbroker, bank manager, solicitor, accountant, or other financial adviser.
The price of securities and the income from them can go down as well as up. Nothing in this prospectus or anything communicated to holders or potential holders of any of our Ordinary Shares (or interests in them) by or on behalf of us is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for any ordinary shares (or interests in them) for the purposes of the Financial Services (Jersey) Law 1998.
Our directors have taken all reasonable care to ensure that the facts stated in this prospectus are true and correct in all material respects, and that there are no other facts the omission of which would make misleading any statement in the prospectus, whether of facts or opinion. All of our directors accept responsibility accordingly.
Enforcement of Civil Liabilities
U.S. laws do not necessarily extend either to us or our officers or directors. We are incorporated under the laws of the Jersey, Channel Islands. A majority of our directors and officers reside outside of the United States. Substantially all of the assets of both our Company and our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the United States, or to enforce against these persons or the Company, either inside or outside the United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any U.S. state.
A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which may be enforced by Jersey courts provided that:
•
the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;

•
the judgment is given on the merits and is final, conclusive and non-appealable;

•
the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;

•
the defendant is not immune under the principles of public international law;

•
the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;

•
the judgment was not obtained by fraud; and

•
the recognition and enforcement of the judgment is not contrary to public policy in Jersey.

Jersey courts award compensation for the loss or damage actually sustained by the plaintiff. Although punitive damages are generally unknown to the Jersey legal system, there is no prohibition on them either by statute or customary law. Whether a particular judgment may be deemed contrary to Jersey public policy depends on the facts of each case, though judgments found to be exorbitant, unconscionable, or excessive will generally be deemed as contrary to public policy. Moreover, certain defendants may qualify for protection under Protection of Trading Interests Act 1980, an act of the U.K. extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983. This Act provides that a qualifying defendant is not liable for multiple damages, in excess of that required for actual compensation. A “qualifying defendant” for these purposes is a citizen of the U.K. and its Colonies (as defined in the Act), a corporation or other limited liability entity organized under the laws of the U.K., Jersey or other territory for whose international relations the U.K. is responsible or a person conducting business in Jersey.
Jersey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. It is doubtful that an original action based on U.S. federal or state securities laws could be brought before Jersey courts. In addition, a plaintiff who is not resident in Jersey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Jersey. In addition, we have been further advised by its legal counsel in Jersey, that it is uncertain as to whether the courts of Jersey would entertain original actions or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws. Jersey, Channel Islands, companies are governed by Jersey Companies Law.
ASX Restrictions
General Restrictions
The Company is admitted to the official list of the ASX. If the ASX Listing Rules prohibit an act being done, the act shall not be done, and if the ASX Listing Rules require an act to be done or not be done, authority is given for that act to be done or not to be done.
Restricted Securities
For such time as we are admitted to the ASX, a holder of restricted securities must not dispose of, or agree to offer to dispose of, the securities during the escrow period (as defined as the escrow period applicable to restricted securities in accordance with ASX Listing Rules). If restricted securities are in the same class as quoted securities, the holder will be taken to have agreed in writing that the restricted securities are to be kept in our issue sponsored sub register and are to have a holding lock applied for the duration of the escrow period applicable to those securities. We must refuse to acknowledge any disposal (including, without limitation, to register any transfer) of restricted securities during the escrow period applicable to those securities except as permitted by the ASX Listing Rules or the ASX. A holder of restricted securities will not be entitled to participate in any return of capital on those securities during the escrow period applicable to those securities except as permitted by the ASX Listing Rules or the ASX. If a holder of restricted securities breaches a restriction deed or a provision of the Articles restricting a disposal of those securities, the holder will not be entitled to any dividend or distribution, or to exercise any voting rights, in respect of those securities for so long as the breach continues.
As at the date of this filing the Company has no restricted securities for the purpose of the ASX Listing Rules.

SHARES ELIGIBLE FOR FUTURE SALE
As of June 20, 2024, we had 220,000,000 Ordinary Shares authorized and 74,072,547 Ordinary Shares issued and outstanding. Our Ordinary Shares and are listed on the NYSE under the trading symbol “MTAL.” Our CDIs are listed on the ASX under the symbol “MAC.”
Sponsor Letter Agreement (Lock-up Agreement)
In connection with MAC’s IPO, on July 28, 2021, MAC, the Sponsor and each of the initial shareholders, directors and officers of MAC entered into the Sponsor Letter Agreement pursuant to which the Sponsor and each of the initial shareholders, directors and officers of MAC agreed, among other matters, to certain transfer restrictions on any of their Founder Shares until the earliest of (i) one year after the completion of MAC’s initial business combination and (ii) subsequent to the business combination, (x) if the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after MAC’s initial business combination, or (y) the date on which MAC completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of MAC’s public shareholders having the right to exchange their MAC Class A Ordinary Shares for cash, securities or other property. In February 2024, the conditions outlined in (ii)(x) above were met and the transfer restrictions under the Sponsor Letter Agreement were removed.
Regulation S
Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.
We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as an officer or director of the Company may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of ours other than by virtue of his or her status as an officer or director of the Company.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Ordinary Shares or Financing Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Ordinary Shares or Financing Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
one percent (1%) of the total number of Ordinary Shares then issued and outstanding; or

•
the average weekly reported trading volume of the Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•
at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which was filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

Rule 701
In general, under Rule 701 of the Securities Act, each of our employees, consultants or advisors who purchased equity shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.
Registration Rights
At the Closing, we, the Sponsor and certain persons named therein entered into the A&R Registration Rights Agreement, pursuant to which that certain Registration Rights Agreement was amended and restated in its entirety. As a result, the holders of registrable securities have the right to make a written demand for registration under the Securities Act of all or a portion of their registrable securities, subject to certain limitations so long as such demand includes a number of registrable securities with a total offering price in excess of $50 million. Any such demand may be in the form of an underwritten offering, it being understood that, subject to certain exceptions, we shall not be required to conduct more than an aggregate total of three (3) underwritten offerings in any 12-month period. In addition, the holders of registrable securities have “piggy-back” registration rights to include their securities in other registration statements filed by us subsequent to the Closing.

CERTAIN INCOME TAX CONSIDERATIONS
U.S. Federal Income Tax Considerations
General
The following is a discussion of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion addresses only U.S. Holders that hold Ordinary Shares as “capital assets” (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and assumes that any distributions made (or deemed made) by us on our Ordinary Shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of such shares will be in U.S. dollars. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status, including:
•
the Sponsor or our officers or directors;

•
banks, financial institutions or financial services entities;

•
broker-dealers;

•
taxpayers that are subject to the mark-to-market accounting rules;

•
tax-exempt entities;

•
governments or agencies or instrumentalities thereof;

•
insurance companies;

•
regulated investment companies or real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own 5% or more of our shares by vote or value;

•
persons that acquired Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•
persons that hold Ordinary Shares as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; and

•
persons whose functional currency is not the U.S. dollar.

This discussion is based on the Code, proposed, temporary and final Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on net investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.
We have not and do not intend to seek any rulings from the IRS regarding any of the U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take, or that a court would not sustain, any positions contrary to the considerations discussed below.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our Ordinary Shares through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds our Ordinary Shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and persons that are treated as partners of such partnerships should consult their tax advisors.

EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS, AS WELL AS ANY APPLICABLE TAX TREATIES.
As used herein, a “U.S. Holder” means a beneficial owner of our Ordinary Shares who or that is for U.S. federal income tax purposes:
•
a citizen or individual resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

U.S. Federal Income Tax Considerations of the Ownership and Disposition of our Ordinary Shares
Taxation of Dividends and Other Distributions on our Ordinary Shares
Subject to the PFIC rules discussed below, if we make a distribution of cash or other property to a U.S. Holder of Ordinary Shares, such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in our Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of our Ordinary Shares. We may not determine our earnings and profits on the basis of U.S. federal income tax principles, however, in which case any distribution paid by us will be treated as a dividend.
With respect to non-corporate U.S. Holders, dividends will generally be taxed at the preferential long-term capital gains rates only if (i) our Ordinary Shares are readily tradable on an established securities market in the United States or (ii) we are eligible for the benefits of an applicable income tax treaty, in each case provided we are not treated as a PFIC in the taxable year the dividend is paid or in the preceding taxable year and certain holding period and other requirements are met. However, it is unclear whether the redemption rights with respect to the MAC ordinary shares may have prevented the holding period of Ordinary Shares from commencing prior to the termination of such rights. As discussed below, it is likely that MAC (our predecessor for purposes of such rules) was classified as a PFIC for the prior taxable year ended December 31, 2022. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Ordinary Shares.
Taxation on the Disposition of Ordinary Shares
Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of Ordinary Shares, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition, and (ii) the U.S. Holder’s adjusted tax basis in such Ordinary Shares disposed of. A U.S. Holder’s adjusted tax basis in its Ordinary Shares will generally equal the U.S. Holder’s acquisition cost reduced by any prior distributions treated as a return of capital.

Subject to the PFIC rules discussed below, under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for its Ordinary Shares disposed of exceeds one year. However, it is unclear whether the redemption rights with respect to the MAC ordinary shares may have prevented the holding period of the Ordinary Shares from commencing prior to the termination of such rights. The deductibility of capital losses is subject to limitations.
PFIC Considerations
Definition of a PFIC
A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and net gains from the disposition of passive assets.
PFIC Status of MAC and the Company
Based on the composition of our income and assets, we do not believe that the Company was a PFIC for the taxable year ending on December 31, 2023, and do not expect to be a PFIC for the current taxable year or the foreseeable future. However, because PFIC status is a factual determination based on the income, assets and activities of the Company for the entire taxable year (and in certain circumstances, the market price of our Ordinary Shares, which may fluctuate), it is not possible to determine whether we will be characterized as a PFIC for any taxable year until after the close of the taxable year. Moreover, the facts on which any determination of PFIC status are based may change from year to year. Accordingly, there can be no assurance that we will not be considered a PFIC for the current or any future taxable year.
Additionally, although a foreign corporation’s PFIC determination will be made annually, absent certain elections described below, a determination that MAC or the Company is or was a PFIC during the holding period of a U.S. Holder will continue to apply to subsequent years in which a U.S. Holder continues to hold shares in the Company, whether or not we are a PFIC in those subsequent years. Because, following the Merger, the Company is treated as the successor to MAC for U.S. federal income tax purposes, any Company ordinary shares received on the exercise of a Company warrant treated as exchanged for a MAC warrant in the Merger may, in the absence of certain elections described below, be treated as stock of a PFIC if MAC was treated as a PFIC during the holding period of a U.S. Holder. Because MAC was a blank-check company with no active business, it likely met the PFIC income or asset tests for its prior taxable years, and would have been classified as a PFIC unless the start-up exception applies, which is unlikely.
Application of PFIC Rules to Ordinary Shares
If (i) MAC or the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares, and (ii) the U.S. Holder did not make a timely and effective qualified electing fund (“QEF”) election for the first year in its holding period in which MAC or the Company (as the case may be) is a PFIC (such taxable year as it relates to a U.S. Holder, the “First PFIC Holding Year”), a QEF election along with a purging election, or a mark-to-market election, each as described below, such U.S. Holder will generally be subject to special rules with respect to:
•
any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares; and

•
any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Ordinary Shares).
Under these rules,
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may be required to file an IRS Form 8621 (whether or not the U.S. Holder makes one or more of the elections described below with respect to such shares) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.
ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE OWNERSHIP OR DISPOSITION OF ORDINARY SHARES, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.
QEF Election, Mark-to-Market Election and Purging Election
In general, the adverse PFIC tax consequences described above will not apply to a U.S. Holder that has made a timely and valid QEF election under Section 1295 of the Code for such holder’s First PFIC Holding Year (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. Such U.S. Holder will not be subject to the QEF inclusion regime with respect to their Ordinary Shares for any of our taxable years that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC.
If a U.S. Holder has made a QEF election that is not effective for each of our taxable years in which we are a PFIC and during which the U.S. Holder holds (or is deemed to hold) Ordinary Shares, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply to such shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period. Under one type of purging election, the U.S. Holder will be deemed to have sold its Ordinary Shares at their fair market value on the last day of the last year in which the Company is treated as a PFIC, and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in such holder’s Ordinary Shares. U.S. Holders should consult their tax advisors regarding the application of the purging elections rules to their particular circumstances.
In general, a valid QEF election previously made with respect to a foreign corporation that has ceased to be a PFIC will continue to apply if such corporation subsequently becomes a PFIC again. However, in order to make and comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the relevant PFIC each year. Because we do not currently intend to provide a PFIC Annual Information Statement in the future, we do not expect that a QEF election would be available with respect to our Ordinary Shares if we were to become a PFIC in the future, and any QEF elections previously made with respect to our Ordinary Shares may be invalidated in such case if the electing holder continues to own Ordinary Shares at such time. U.S. Holders should consult their tax advisors with respect to any QEF election previously made with respect to our Ordinary Shares or MAC ordinary shares.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for such holder’s First PFIC Holding Year, such holder will generally not be subject to the adverse PFIC consequences described above in respect of its Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, the U.S. Holder will generally include as ordinary income for each year in its holding period that MAC or the Company is treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which the Company is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after such holder’s First PFIC Holding Year.
The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NYSE. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of Ordinary Shares under their particular circumstances.
If the Company is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and could generally incur liability for the deferred tax and interest charge described above if the Company receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election would not be available with respect to such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
The rules dealing with PFICs and with the QEF and mark-to-market elections are complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Ordinary Shares should consult their tax advisors concerning the application of the PFIC rules to our Ordinary Shares in light of their particular circumstances.
Information Reporting and Backup Withholding
Dividend payments with respect to Ordinary Shares and proceeds from the sale, exchange or redemption of Ordinary Shares may be subject to information reporting to the IRS and U.S. backup withholding. A U.S. Holder may be eligible for an exemption from backup withholding if the U.S. Holder furnishes a correct taxpayer identification number and makes any other required certification or is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information.
Additional Information Reporting Requirements
Certain U.S. Holders who are individuals (and certain specified entities) that hold an interest in “specified foreign financial assets” (which may include the Ordinary Shares) are required to report information (on IRS Form 8938) relating to such assets, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to satisfy such reporting requirements, and, in such circumstances, the statute of limitations for assessment of tax could be suspended, in whole or part. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of ordinary shares.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN ORDINARY SHARES OR WARRANTS UNDER THE INVESTOR’S OWN CIRCUMSTANCES.
Jersey Tax Considerations
The following summary of the anticipated treatment of the Company and holders of shares (other than residents of Jersey) is based on Jersey taxation law and practice as it is understood to apply at the date of this document and may be subject to any changes in Jersey law occurring after such date. It does not constitute legal or tax advice and does not address all aspects of Jersey tax law and practice (including such tax law and practice as it applies to any land or building situate in Jersey). Accordingly, prospective investors should consult their own tax advisers regarding tax considerations with respect to their investment in the Company.
Shareholders should note that tax law and interpretation can change and that, in particular, the levels and basis of, and reliefs from, taxation may change and may alter the benefits of the investment in the Company.
The Income Tax (Jersey) Law 1961 (as amended) (the “Law”) provides that the general basic rate of income tax on the profits of companies regarded as resident in Jersey or having a permanent establishment in Jersey, will be zero percent. (“zero tax rating”) and that:
•
only a limited number of financial services companies (as defined below) shall be subject to income tax at a rate of 10 percent;

•
qualifying large corporate retailers (as defined in the Law) shall be subject to income tax at a rate of up to 20 percent (to be determined in accordance with Article 123L of the Law); and

•
only utility companies (as defined in the Law), companies involved in the importation or distribution of hydrocarbon oil and Jersey Property Profits (as defined below) shall be subject to income tax at a rate of 20 percent.

A financial services company means any company that:
•
is registered under the Financial Services (Jersey) Law 1998 (the 1998 Law) to carry out:

•
investment business;

•
trust company business;

•
fund services business, as an administrator, custodian or registrar in relation to an unclassified fund or an unregulated fund; or

•
general insurance mediation business as described in either class P or class Q of the Schedule to the Financial Services (Financial Service Business) (Jersey) Order 2009;

•
is registered under the Banking Business (Jersey) Law 1991, other than a company registered for business continuity under that Law, pursuant to Article 9A of the Banking Business (General Provisions) (Jersey) Order 2002;

•
holds a permit under the Collective Investment Funds (Jersey) Law 1988 (the “CIF Law”) by virtue of being a functionary who is an administrator, registrar or custodian mentioned in Part 2 of the Schedule to the CIF Law;

•
holds either a Category A or Category B permit under the Insurance Business (Jersey) Law 1996; or

•
is a company trading in the provision of credit facilities to customers by way of making any advance or granting any credit including (but not limited to):

•
the provision, in connection with the supply of goods by hire purchase, leasing, condition sale or credit sale, of credit in instalments for which a separate charge is made and disclosed to the customer; and

•
any assignment to the company of an advance or credit repayable by the customer to a person other than the company.

Jersey Property Profits means:
•
the annual profits or gains arising in respect of any rents or receipts as follows, that is to say —

•
rents under leases of land in Jersey,

•
rents, and

•
other receipts arising to the owner of land in Jersey from, or by virtue of, the owner’s ownership of that land including any receipts arising from a license to occupy land;

•
the annual profits or gains arising or accruing from the trade, carried on in Jersey, of the disposal, on a commercial basis, of land or any building or structure, or any part thereof, which is situated in Jersey; and

•
the annual profits or gains arising or accruing from the trade of the exploitation of land in Jersey by the exploration, excavation, excision, extrication, extirpation, exsiccation, expropriation or extraction or recovery of stone, minerals and other inorganic solid materials.

For so long as the Company holds a zero tax rating or is deemed not to be tax resident in Jersey, it is entitled to pay dividends to shareholders without any withholding or deduction for or on account of Jersey income tax. Shareholders who are not resident for income tax purposes in Jersey are not subject to taxation in Jersey in respect of any income or gains arising in respect of the shares held by them. Shareholders who are resident for income tax purposes in Jersey will be subject to income tax in Jersey on any dividends paid on shares held by them or on their behalf.
There is no stamp duty in Jersey on the issue or transfer of shares. On the death of an individual holder (whether or not such individual was resident in Jersey), duty at rates of up to 0.75% of the value of the relevant shares (subject to a cap on liability of £100,000) may be payable upon the registration of a grant of probate or letters of administration which would be required in order to transfer the shares of a deceased sole shareholder. There is no capital gains tax, estate duty or inheritance tax in Jersey nor is there any tax on gifts.
Goods and Services Tax
Pursuant to the Goods and Services Tax (Jersey) Law 2007 (the “2007 Law”), Jersey goods and services tax is payable on the supply of applicable goods and services at the rate of 5%. For so long as the Company is an ‘international services entity’ under the 2007 Law, having satisfied the requirements of the Goods and Services Tax (International Service Entities) (Jersey) Regulations 2007, as amended, a supply of goods or of a service made by the Company shall not be a taxable supply for the purposes of the 2007 Law.
Information Reporting
Information relating to the shares, their holders and beneficial owners may be required to be provided to tax authorities in certain circumstances pursuant to domestic or international reporting and transparency regimes. This may include (but is not limited to) information relating to the value of shares, amounts paid or credited with respect to shares, details of the holders or beneficial owners of shares and information and documents in connection with transactions relating to shares. In certain circumstances, the information obtained by a tax authority may be provided to tax authorities in other countries.
OECD Consultations on Changes in Tax Law
On October 8, 2021, the Organisation for Economic Co-operation and Development (OECD) / G20 inclusive framework on Base Erosion and Profit Shifting (the “Inclusive Framework”) published a statement updating and finalizing the key components of a two-pillar plan on global tax reform originally agreed on July 1, 2021, and a timetable for implementation by 2023. The timetable for implementation has since been extended to 2024. The Inclusive Framework plan has now been agreed to by 142 OECD members, including several countries which did not agree to the initial plan. Under pillar one, a portion of the residual profits of multinational businesses with global turnover above €20 billion and a profit margin above 10% will be allocated to market countries where such allocated profits would be taxed. Under pillar two, the Inclusive Framework has agreed on a global minimum corporate tax rate of 15% for companies with revenue above €750 million, calculated on a country-by-country basis. On October 30, 2021, the G20 formally endorsed the new global minimum corporate tax rate rules.
The Inclusive Framework agreement must now be implemented by the OECD members who have agreed to the plan, effective in 2024. On December 15, 2022, the European Union member states unanimously adopted the directive to implement pillar two rules. According to the directive, the member states are expected to enact pillar two rules into domestic law in 2023, with certain elements becoming effective on or after December 31, 2023. The OECD has published model rules and other guidance with respect to pillar two, which are generally consistent with the agreement reached by the Inclusive Framework in October 2021. On February 1, 2023, the Inclusive Framework released a package of technical and administrative guidance on the implementation of pillar two, including the scope of companies that will be subject to the Global Anti-Base Erosion Rules, transition rules, and guidance on domestic minimum taxes that countries may choose to adopt, among other topics. We will continue to monitor the implementation of the Inclusive Framework agreement by the countries in which the entity operates. While we are unable to predict when and how the Inclusive Framework agreement will be enacted into law in these countries, it is possible that the implementation of the Inclusive Framework agreement, including the global minimum corporate tax rate, could have a material effect on the entity’s liability for corporate taxes and the entity’s consolidated effective tax rate.
In addition, on February 1, 2023, the U.S. Financial Accounting Standards Board indicated that they believe the minimum tax imposed under pillar two is an alternative minimum tax, and, accordingly, deferred tax assets and liabilities associated with the minimum tax would not be recognized or adjusted for the estimated future effects of the minimum tax but would be recognized in the period incurred.
In addition, the Government of Jersey confirmed its approach to the OECD pillar two tax principles in a statement on May 19, 2023, where it stated that its intention was to implement the “income inclusion rule” and a domestic minimum tax to provide a 15% effective tax rate for large in-scope multinational enterprises from 2025. Guidance in respect of which companies will be deemed in-scope is awaited but the current expectation is that multinational enterprises with a global turnover of EUR 750 million or more will fall within the scope of pillar two. Such changes to the tax system may impact the Company in the future as a company being tax resident in Jersey.
Economic Substance
The Taxation (Companies — Economic Substance) (Jersey) Law 2018 (the “Substance Law”) came into force on January 1, 2019. The Substance Law addresses the concerns of the EU Code of Conduct Group (Business Taxation) regarding economic substance raised as part of the BEPS project. On March 12, 2019, the EU Council placed Jersey on the “White List” recognizing it as being cooperative and having fulfilled its commitments given in 2017.
The Substance Law requires that a Jersey tax resident company conducting relevant activities from which it receives gross income must satisfy the economic substance tests set out in that law. The relevant activities within the scope of the Substance Law include acting as an equity holding company, financing and leasing activities and acting as a headquarters company.
The Substance Law provides progressive sanctions for non-compliance including financial penalties, disclosure and striking off from the register.

PLAN OF DISTRIBUTION
We are registering for resale by the Selling Securityholders up to 55,640,065 Ordinary Shares.
We will not receive any proceeds from any sale by the Selling Securityholders of the securities being registered hereunder. See “Use of Proceeds.” We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses incurred by the Selling Securityholders in disposing of the securities.
The Selling Securityholders may offer and sell, from time to time, some or all of their respective Ordinary Shares covered by this prospectus. As used herein, “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling Ordinary Shares received after the date of this prospectus from the Selling Securityholders. We have registered the foregoing securities so that those securities may be freely sold to the public by the Selling Securityholders. The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus, and each Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of any sale. However, there can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus.
The Selling Securityholders may use any one or more of the following methods when disposing of Ordinary Shares:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•
directly to one or more purchasers;

•
through agents;

•
through agreements with broker-dealers, who may agree with the Selling Securityholders to sell a specified number of such Ordinary Shares at a stipulated price per share;

•
a combination of any such methods of sale; and

•
any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge, mortgage, charge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
In connection with the sale of our Ordinary Shares, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell our Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which Ordinary Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of Ordinary Shares offered by them will be the purchase price of such Ordinary Shares less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Ordinary Shares may be underwriting discounts and commissions under the Securities Act. Any Selling Securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, our Ordinary Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
There can be no assurance that the Selling Securityholders will sell all or any of the Ordinary Shares offered by this prospectus. In addition, the Selling Securityholders may also sell Ordinary Shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.
To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Ordinary Shares against certain liabilities, including liabilities arising under the Securities Act.

EXPENSES RELATED TO THE OFFERING
The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of the Ordinary Shares being registered by this registration statement. With the exception of the SEC Registration Fee, all amounts are estimates.
SEC registration fee	$64,038.40
FINRA filing fee	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Miscellaneous costs	*
Total	$64,038.40

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses incurred by the Selling Securityholders in disposing of the securities.

LEGAL MATTERS
Ogier (Jersey) LLP has advised us on certain legal matters as to Jersey, Channel Islands law. Skadden, Arps, Slate, Meagher & Flom LLP has passed upon the validity of certain of the securities offered by this prospectus and have advised us with respect to certain legal matters as to United States federal securities.

EXPERTS
The consolidated financial statements of Metals Acquisition Limited incorporated by reference in Metals Acquisition Limited’s Annual Report (Form 20-F) for the year ended December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
The financial statements of CMPL as of June 15, 2023, December 31, 2022 and December 31, 2021, and for the period from January 1 to June 15, 2023 and for the years ended December 31, 2022 and December 31, 2021, incorporated by reference in this prospectus, have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES
U.S. laws do not necessarily extend either to us or our officers or directors. We are incorporated under the laws of the Jersey, Channel Islands. A majority of our directors and officers reside outside of the United States. Substantially all of our assets and the assets of our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the United States, or to enforce against these persons or us, either inside or outside the United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any U.S. state.
A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which may be enforced by Jersey courts provided that:
•
the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;

•
the judgment is given on the merits and is final, conclusive and non-appealable;

•
the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;

•
the defendant is not immune under the principles of public international law;

•
the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;

•
the judgment was not obtained by fraud; and

•
the recognition and enforcement of the judgment is not contrary to public policy in Jersey.

Jersey courts award compensation for the loss or damage actually sustained by the plaintiff. Although punitive damages are generally unknown to the Jersey legal system, there is no prohibition on them either by statute or customary law. Whether a particular judgment may be deemed contrary to Jersey public policy depends on the facts of each case, though judgments found to be exorbitant, unconscionable, or excessive will generally be deemed as contrary to public policy. Moreover, certain defendants may qualify for protection under Protection of Trading Interests Act 1980, an act of the U.K. extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983. This Act provides that a qualifying defendant is not liable for multiple damages, in excess of that required for actual compensation. A “qualifying defendant” for these purposes is a citizen of the U.K. and its Colonies (as defined in the Act), a corporation or other limited liability entity organized under the laws of the U.K., Jersey or other territory for whose international relations the U.K. is responsible or a person conducting business in Jersey.
Jersey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. It is doubtful that an original action based on U.S. federal or state securities laws could be brought before Jersey courts. In addition, a plaintiff who is not resident in Jersey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Jersey. In addition, we have been further advised by our legal counsel in Jersey, that it is uncertain as to whether the courts of Jersey would entertain original actions or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.
Our registered office address is Ogier Global Company Secretary (Jersey) Limited of 3rd Floor, 44 Esplanade, St. Helier, Jersey, JE4 9WG, and our principal executive office is 3rd Floor, 44 Esplanade, St. Helier, Jersey, JE4 9WG.
We have appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a post-effective amendment on Form F-3, including exhibits, to our registration statement on Form F-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.
We also maintain an Internet website at www.metalsacquisition.com. We make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC; our annual reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The reference to our website is an inactive textual reference only, information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers
The Companies (Jersey) Law 1991 does not contain any provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty. However, a Jersey company may exempt from liability, and indemnify directors and officers for, liabilities:
•
incurred in defending any civil or criminal legal proceedings where:

•
the person is either acquitted or receives a judgment in their favor;

•
the proceedings are discontinued other than by reason of such person (or someone on their behalf) giving some benefit or suffering some detriment; or

•
the proceedings are settled on terms that such person (or someone on their behalf) gives some benefit or suffers some detriment but in the opinion of a majority of the disinterested directors, the person was substantially successful on the merits in the person’s resistance to the proceedings;

•
incurred to anyone other than to us if the person acted in good faith with a view to the best interests of the company;

•
incurred in connection with an application made to the court for relief from liability for negligence, default, breach of duty, or breach of trust under Article 212 of the Companies (Jersey) Law 1991 in which relief is granted to the person by the court; or

•
incurred in a case in which we normally maintain insurance for persons other than directors.

To the fullest extent permitted by law, the Articles provide that our directors and officers shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.
Item 9.   Exhibits
EXHIBIT NUMBER	DESCRIPTION
2.1#	Share Sale Agreement, dated as of March 17, 2022, by and among Glencore Operations Australia Pty Limited, Metals Acquisition Corp. (Australia) Pty Ltd and Metals Acquisition Corp.
2.3	Deed of Consent and Covenant, dated as of November 22, 2022, by and among Glencore Operations Australia Pty Limited, Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp and Metals Acquisition Limited.
2.4	CMPL Share Sale Agreement Side Letter dated as of April 21, 2023, by and among Glencore Operations Australia Pty Limited, Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp and Metals Acquisition Limited.
2.5	CMPL Share Sale Agreement Side Letter dated as of May 31, 2023, by and among Glencore Operations Australia Pty Limited, Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp and Metals Acquisition Limited.
2.6	CMPL Share Sale Agreement Side Letter dated as of June 2, 2023, by and among Glencore Operations Australia Pty Limited, Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp and Metals Acquisition Limited.
2.7	The Merger Agreement and Plan of Merger, dated May 22, 2023.
3.1	Amended and Restated Memorandum and Articles of Association.
4.1	Warrant Agreement, dated as of July 28, 2021, by and between MAC and Continental Stock Transfer & Trust Company.
4.2	Specimen Warrant Certificate of the Company.

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Ogier (Jersey) LLP.
10.1	Form of Subscription Agreement, dated as of April 14, 2023.
10.2	Syndicated Facilities Agreement, dated as of February 28, 2023, by and between Metals Acquisition Corp. (Australia) Pty Ltd, Citibank N.A., Sydney Branch, Bank of Montreal, Harris Bank N.A., The Bank of Nova Scotia, Australian Branch and National Bank of Canada, with Citisecurities Limited.
10.3	First Amendment to the Syndicated Facilities Agreement, dated as of June 9, 2023, by and between Metals Acquisition Corp. (Australia) Pty Ltd, Citibank N.A., Sydney Branch, Bank of Montreal, Harris Bank N.A., The Bank of Nova Scotia, Australian Branch and National Bank of Canada, with Citisecurities Limited.
10.4	Mezzanine Debt Facility Loan Note Subscription Agreement, dated as of March 10, 2023, between Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp, Metals Acquisition Limited, Sprott Private Resource Lending II (Collector-2), LP and Sprott Resource Lending Corp.
10.5	Deed of Amendment to the Mezzanine Debt Facility Loan Note Subscription Agreement, dated as of June 8, 2023, between Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp, Metals Acquisition Limited, Sprott Private Resource Lending II (Collector-2), LP and Sprott Resource Lending Corp.
10.6	Subscription Agreement, dated as of March 10, 2023, by and between Metals Acquisition Limited, Metals Acquisition Corp, Sprott Private Resource Lending II (Collector), LP and Sprott Private Resource Lending II (Collector-2), LP.
10.7	Sponsor Letter Agreement, dated as of July 28, 2021, by and among Sponsor, MAC and initial shareholders of MAC.
10.8	Silver Purchase Agreement, dated as of March 20, 2023, by and between Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp, Metals Acquisition Limited, and Osisko Bermuda Limited.
10.9	Amended and Restated Silver Purchase Agreement, dated as of June 9, 2023, by and between by and between Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp, Metals Acquisition Limited, and Osisko Bermuda Limited.
10.10	Silver Stream Subscription Agreement, dated as of March 20, 2023, by and between Metals Acquisition Limited, Metals Acquisition Corp, and Osisko Bermuda Limited.
10.11	Copper Purchase Agreement, dated as of March 20, 2023, by and between Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp, Metals Acquisition Limited, and Osisko Bermuda Limited.
10.12	Amended and Restated Copper Purchase Agreement, dated as of June 9, 2023, by and between Metals Acquisition Corp. (Australia) Pty Ltd, Metals Acquisition Corp, Metals Acquisition Limited, and Osisko Bermuda Limited.
10.13	Copper Stream Subscription Agreement, dated as of March 20, 2023, by and between Metals Acquisition Limited, Metals Acquisition Corp, and Osisko Bermuda Limited.
10.14	Registration Rights Agreement, dated June 15, 2023.
10.15	Offtake Agreement dated June 12, 2023.
10.16	Royalty Deed dated June 16, 2023.
10.17	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Metals Acquisition Corp.
10.18	Promissory Note, dated as of March 16, 2021, issued to an affiliate of Metals Acquisition Corp.
10.19	Securities Subscription Agreement, dated as of March 16, 2021, by and between Metals Acquisition Corp and the affiliates of the Sponsor.

EXHIBIT NUMBER	DESCRIPTION
10.20	Director Nomination Side Letter, dated June 12, 2023.
10.21†	Metals Acquisition Limited 2023 Long-Term Incentive Plan as of June 15, 2023.
10.22†	Metals Acquisition Limited 2023 Employee Stock Purchase Plan as of June 15, 2023.
10.23†	Metals Acquisition 2023 Non-Employee Directors Deferred Unit Plan as of June 15, 2023.
10.24	Form of Indemnification Agreement, dated as of July 28, 2021, between Metals Acquisition Corp and each of its officers and directors.
10.25	Warrant Agreement, dated as of June 6, 2023, by and between Metals Acquisition Limited and Continental Stock Transfer & Trust Company.
10.26	Form of Subscription Agreement, dated as of October 11, 2023.
10.27	Amendment No. 1 to the Warrant Agreement, dated July 1, 2024 by and among the Company, Continental Stock Transfer & Trust Company, and Computershare Inc. and its affiliate Computershare Trust Company, N.A., as warrant agent.
21.1	List of subsidiaries of the Company.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte Touche Tohmatsu.
23.3	Consent of Ogier (Jersey) LLP (included as part of Exhibit 5.1).
23.4*	Consent of Behre Dolbear Australia Pty Ltd.
23.5*	Consent of Cube Consulting Pty Ltd.
23.6*	Consent of Jan Coetzee.
24.1	Power of Attorney (included on signature page).
96.1	Technical Report Summary — CSA Copper Mine — New South Wales — Australia, effective as of April 22, 2024, by Behre Dolbear Australia Minerals Industry Consultants and other qualified persons.
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
107	Calculation of Filing Fee Tables.

*
Filed herewith

†
Indicates a management contract or any compensatory plan, contract or arrangement.

#
Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the Company customarily and actually treats that information as private or confidential and the omitted information is not material.

Item 10.   Undertakings
The undersigned Registrant hereby undertakes:
1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).
2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished; provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

5.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)
The undersigned Registrant hereby undertakes that:

i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perth, Australia, on September 10, 2024.
METALS ACQUISITION LIMITED
By:
/s/ Michael James McMullen

Name: Michael James McMullen
Title:  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated
NAME	POSITION	DATE
/s/ Michael James McMullen Michael James McMullen	Chief Executive Officer and Director (Principal Executive Officer)	September 10, 2024
/s/ Morné Engelbrecht Morné Engelbrecht	Chief Financial Officer (Principal Financial and Accounting Officer)	September 10, 2024
* Patrice E. Merrin	Chair of the Board of Directors	September 10, 2024
* Rasmus Kristoffer Gerdeman	Director	September 10, 2024
/s/ Leanne Heywood Leanne Heywood	Director	September 10, 2024
* Charles D. McConnell	Director	September 10, 2024
/s/ Mohit Rungta Mohit Rungta	Director	September 10, 2024
/s/ Anne Templeman-Jones Anne Templeman-Jones	Director	September 10, 2024
* Graham van’t Hoff	Director	September 10, 2024
*By: /s/ Michael James McMullen Michael James McMullen Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Metals Acquisition Limited, has signed this registration statement in the City of Newark, State of Delaware, on September 10, 2024.
By:
/s/ Donald J. Puglisi

Name: Donald J. Puglisi
Title:  Authorized Representative